AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January __, 2001

                                                     REGISTRATION NO. 333-43148

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
            --------------------------------------------------------
                                 AMENDMENT NO. 1
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               CACTUS SPINA, INC.
            --------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           NEVADA                       6770                     77-0426995
----------------------------  ----------------------------   -----------------
(State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Number)        Identification
        organization)                                                Number)


                           3930 Howard Hughes Parkway
                                    Suite 100
                             Las Vegas, Nevada 89109
                                 (702) 320-1900
            --------------------------------------------------------
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                            Jim Pitochelli, President
                               Cactus Spina, Inc.
                           3930 Howard Hughes Parkway
                                    Suite 100
                             Las Vegas, Nevada 89109
                                 (702) 320-1900

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
            --------------------------------------------------------

                                   COPIES TO:

  William B. Barnett, Esq.
Law Offices of William B. Barnett
   15233 Ventura Boulevard
           Suite 410
 Sherman Oaks, California 91403
        (818) 789-2688

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At the effective time of the reorganization of NoMatterWare, Inc., into Cactus Spina, Inc., which reorganization shall occur as soon as practicable following the effectiveness of this Registration Statement.

If any securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                         CALCULATION OF REGISTRATION FEE

       TITLE OF SECURITIES     AMOUNT       PROPOSED   PROPOSED    AMOUNT OF
         TO BE REGISTERED      TO BE        MAXIMUM    MAXIMUM    REGISTRATION
                            REGISTERED (1)  OFFERING  AGGREGATE     FEE (2)
                                                        PRICE      OFFERING
                                                      PER SHARE     PRICE (2)
Common Stock #.001 par value
             per share        5,280,592        -0-       -0-         $264.00

(1) The maximum number of shares of Common Stock, par value $.001, of Cactus Spina, Inc., that may be issued upon consummation of the transactions contemplated in the Plan and Agreement of Reorganization dated as of April 1, 2000, by and among NoMatterWare, Inc., and Cactus Spina, Inc., based on 5,280,592 shares of NoMatterWare, Inc. ("NoMatterWare") common stock, par value $.001, currently outstanding.

(2) Estimated solely for the purpose of calculating the registration fee based upon the book value of NoMatterWare's capital stock of $(.03) per share on April 30, 2000, in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended, (the "Act").

(3) Calculated pursuant to Rule 457(f) under the Act.

                            -------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

NoMatterWare, Inc.                                    Cactus Spina, Inc.
717  7th Avenue SW                                    3930 Howard Hughes Parkway
Suite 360                                             Suite 100
Calgary, Alberta, Canada T2P 0Z3                      Las Vegas, Nevada 89109

        To the stockholders of NoMatterWare, Inc., and Cactus Spina, Inc.
             A REORGANIZATION PROPOSAL - YOUR VOTE IS VERY IMPORTANT

The board of directors of NoMatterWare, Inc., ("NoMatterWare") and Cactus Spina, Inc., ("Cactus") have approved a Plan and Agreement of Reorganization which will result in the acquisition of NoMatterWare by Cactus. Upon completion of the reorganization, each share of NoMatterWare common stock will be exchanged for one (1) share of Cactus common stock.

The reorganization cannot be completed unless the holders of 95% or more of the outstanding shares of NoMatterWare and a majority of the outstanding shares of Cactus approve the reorganization agreement. Certain stockholders of NoMatterWare who hold approximately 65% of the outstanding shares of
NoMatterWare common stock have agreed to vote their shares in favor of the reorganization. Certain stockholders of Cactus who hold approximately 56% of the outstanding shares of Cactus common stock have agreed to vote their shares in favor of the reorganization.

This proxy statement-prospectus provides you with detailed information concerning Cactus, NoMatterWare and the reorganization. Please give all of the information contained in the proxy statement-prospectus your careful attention. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" OF THIS PROXY STATEMENT-PROSPECTUS.

The dates, times and places of the meetings are as follows:

  For NoMatterWare, Inc.                    For Cactus Spina, Inc.
     ____________,2001 at 10:00 a.m.           _____________, 2001 at 10:00 a.m.
     717  7th Avenue SW                        3930 Howard Hughes Parkway
     Suite 360                                 Suite 100
     Calgary, Alberta, Canada T2P 0Z3          Las Vegas, Nevada 89109

Please use this opportunity to take part in the affairs of Cactus and NoMatterWare by voting on the approval of the reorganization agreement. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed self-addressed stamped envelope. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person. YOUR VOTE IS VERY IMPORTANT.

We appreciate your consideration of this matter.

             Brad Churchill                 Jim Pitochelli
             President                      President
             NoMatterWare, Inc.             Cactus Spina, Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement-prospectus is dated February __, 2001 and is first being mailed to stockholders on or about ________________, 2001.

                               NoMatterWare, Inc.
                                717 7th Avenue SW
                                    Suite 360
                        Calgary, Alberta, Canada T2P 0Z3

          NOTICE OF SPECIAL MEETING OF NOMATTERWARE, INC., STOCKHOLDERS

                               ____________, 2001

                                  AT 10:00 A.M.
To NoMatterWare Stockholders:

Notice is hereby given that a special meeting of stockholders of NoMatterWare, Inc., ("NoMatterWare") will be held on ____________, 2001, at 10:00 a.m. local time at the offices of NoMatterWare, Inc., 717 7th Avenue SW, Suite 360, Calgary, Alberta, Canada T2P 0Z3, for the following purposes:

1. To consider and vote upon a proposal to approve the Plan and Agreement of Reorganization, dated April 1, 2000, by and among Cactus Spina, Inc., ("Cactus") and NoMatterWare, Inc., ("NoMatterWare") pursuant to which each share of NoMatterWare common stock, par value $.001 per share, will be exchanged for one (1) share of Cactus common stock, par value $.001 per share. Upon the completion of the reorganization, Cactus will change its name to NoMatterWare. Approval of the
         reorganization   agreement  will  also   constitute   approval  of  the
         reorganization and the other transactions contemplated by the reorganization agreement.

2. To transact such other business as may properly come before the special meeting or any adjournment thereof.

These items of business are described in the attached proxy statement-prospectus. Only holders of record of NoMatterWare shares at the close of business on December 31, 2000, the record date, are entitled to vote on the matters listed in this Notice of Special Meeting of NoMatterWare Stockholders.

AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS UNANIMOUSLY DETERMINED THAT THE REORGANIZATION IS CONSISTENT WITH AND IN FURTHERANCE OF THE LONG-TERM BUSINESS STRATEGY OF NOMATTERWARE AND FAIR TO AND IN THE BEST INTERESTS OF NOMATTERWARE AND ITS STOCKHOLDERS. NOMATTERWARE'S BOARD OF DIRECTORS APPROVED AND DECLARED ADVISABLE THE REORGANIZATION AGREEMENT AND UNANIMOUSLY RECOMMENDS ITS APPROVAL BY YOU.

Your vote is very important, regardless of the number of shares you own. Please return you proxy as soon as possible. You may vote in person at the NoMatterWare special meeting even if you have returned a proxy.

                                  By Order of the Board of Directors
                                  of NoMatterWare, Inc.

                                  Brad Churchill, President
Calgary, Alberta, Canada
____________, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE.

                               Cactus Spina, Inc.
                           3930 Howard Hughes Parkway
                                    Suite 100
                               Las Vegas, NV 89109

          NOTICE OF SPECIAL MEETING OF CACTUS SPINA, INC., STOCKHOLDERS

                               ____________, 2001

                                  AT 10:00 A.M.
To Cactus Stockholders:

Notice is hereby given that a special meeting of stockholders of Cactus Spina, Inc., ("Cactus") will be held on ____________, 2001, at 10:00 a.m. local time at the offices of Cactus, 3930 Howard Hughes Parkway, Suite 100, Las Vegas, NV 89109 for the following purposes:

1. To consider and vote upon a proposal to approve the Plan and Agreement of Reorganization, dated April 1, 2000, by and among Cactus Spina, Inc., ("Cactus") and NoMatterWare, Inc. ("NoMatterWare"), pursuant to which each share of NoMatterWare common stock, par value $.001 per share, will be exchanged for one (1) share of Cactus common stock, par value $.001 per share. Upon completion of the reorganization, Cactus will change its name to NoMatterWare. Approval of the reorganization agreement will also constitute approval of the reorganization and the other transactions contemplated by the reorganization agreement.

2. To transact such other business as may properly come before the special meeting or any adjournment thereof.

These items of business are described in the attached proxy statement-prospectus. Only holders of record of Cactus shares at the close of business on December 31, 2000, the record date, are entitled to vote on the matters listed in this Notice of Special Meeting of Cactus Stockholders.

AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS UNANIMOUSLY DETERMINED THAT THE REORGANIZATION IS CONSISTENT WITH AND IN FURTHERANCE OF THE LONG-TERM BUSINESS STRATEGY OF CACTUS AND FAIR TO AND IN THE BEST INTERESTS OF CACTUS AND ITS STOCKHOLDERS. CACTUS' BOARD OF DIRECTORS APPROVED AND DECLARED ADVISABLE THE REORGANIZATION AGREEMENT AND UNANIMOUSLY RECOMMENDS ITS APPROVAL BY YOU.

Your vote is very important, regardless of the number of shares you own. Please return you proxy as soon as possible. You may vote in person at the Cactus special meeting even if you have returned a proxy.

                                  By Order of the Board of Directors of
                                  Cactus Spina, Inc.
                                  Jim Pitochelli, President
Las Vegas, NV
____________, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE.

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
To Stockholders - A Reorganization Proposal..................................3
Notice of Special Meeting of NoMatterWare, Inc., Stockholders................4
Notice of Special Meeting of Cactus Spina, Inc., Stockholders................5
Questions and Answers About The Reorganization...............................7
Summary of Joint Proxy Statement-Prospectus..................................9
Restrictions On The Ability To Sell Cactus Stock............................10
Selected Historical Financial Data..........................................11
   Cactus Spina, Inc........................................................11
   NoMatterWare, Inc........................................................11
Risk Factors................................................................12
Risk Factors Relating To The Reorganization.................................12
   Risk Factors Relating To NoMatterWare's Business.........................12
The Reorganization..........................................................13
Dissenter's and Appraisal Rights............................................19
Business of Cactus..........................................................20
Management..................................................................21
Business of NoMatterWare....................................................21
Management..................................................................27
Principal Stockholders of NoMatterWare......................................29
Principal Stockholders of Cactus............................................30
Comparison of Rights of Holders of Cactus and NoMatterWare Capital Stock....32
Legal Opinion...............................................................36
Experts.....................................................................36
Where You Can Find More Information.........................................37
Disclosure of Commission Position on Indemnification for
                    Securities Act Liabilities..............................37

Financial Statement of Cactus Spina .......................................F-1
Pro-Forma Consolidated Financial Statement ................................F-11
Financial Statement of NoMatterWare .......................................F-16
APPENDIX A - Plan and Agreement of Reorganization, as amended .............A-i

                 QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION

Q:       Why are NoMatterWare and Cactus proposing the reorganization?

A: We expect a public trading market to develop for the stock of the merged companies which would enable us to provide liquidity for the NoMatterWare stockholders should they want to sell their stock, and to provide NoMatterWare with the advantages of a public company in raising funds and making acquisitions. The Cactus shareholders should also benefit by having a viable and growing business as part of Cactus. However, there is no assurance that we will be able to develop such a trading market for the stock.

Q:       What will I receive in the reorganization?

A: All NoMatterWare stockholders will receive SEC registered free trading stock in a US public corporation which will be named NoMatterWare. The current Cactus shareholders will retain their shares of Cactus and their holding period relating to resales under Rule 144 will be calculated from their original acquisition date. After the merger, 65% of the outstanding stock will be held by officers, directors or principal stockholders and trading of these shares will be limited in accordance with Rule 145 of the 1933 Act.

Q:       What stockholder approvals are needed?

A: For NoMatterWare, the affirmative vote of the holders of 95% or more of the outstanding shares is required to adopt the reorganization agreement. Each holder of common stock is entitled to one vote per share. As of the record date directors, executive officers and principal stockholders who hold an aggregate of 65% of the outstanding common stock have committed to vote for the reorganization.

         For Cactus, the affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the reorganization agreement. Each holder of common stock is entitled to one vote per share. As of the record date, our directors, executive officers and principal stockholders hold an aggregate of 56% of the outstanding common stock have and are committed to vote for the reorganization.

Q:       What do I need to do now?

A: After carefully reading and considering the information contained in this joint proxy statement-prospectus, please respond by completing signing and dating your proxy card returning it in the enclosed postage paid envelope as soon as possible so that your shares may be represented at the special meeting of stockholders. For Cactus stockholders to assert dissenter's rights, you must deliver to the corporation, within 20 days after the effective date of the reorganization, written notice of your intent to decent and demand payment for your shares if the reorganization is effectuated; and you must not vote your shares in favor of the reorganization.

Q:       What if I don't vote?

A: If you fail to respond, it will have the same effect as a vote against the reorganization.

         If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the reorganization.

         If you respond and abstain from voting, your proxy will have the same effect as a vote against the reorganization.

Q.       Can I change my vote after I have delivered my proxy?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can revoke your proxy. Second, you can submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the secretary of NoMatterWare or Cactus, as appropriate, before the special meeting. Third, if you are a holder of record, you can attend the special meeting and vote in person.

Q:       Should I send in my stock certificates now?

A: No. After the reorganization is completed you will receive written instructions on how to exchange your stock certificates. Please do not send your stock certificates with your proxy.

Q:       Where will my shares of common stock be listed?

A: After the completion of the reorganization, NoMatterWare intends to apply for listing on the NASDAQ over the counter bulletin board. There is no assurance that NoMatterWare's common stock will be approved for such listing.

Q:       When do you expect the reorganization to be completed?

A: We are working to complete the reorganization as soon as possible. We expect to complete the reorganization by early September 2000.

Q:       Who can help answer my questions?

A: If you have any questions about the reorganization or how to submit your proxy, or if you need additional copies of this joint proxy statement-prospectus or the enclosed proxy card, you should contact:
         If you are a NoMatterWare stockholder:

            NoMatterWare, Inc.
            717 7th Avenue SW, Suite 360
            Calgary, Alberta, Canada T2P 0Z3
                 Phone:  (403) 705-1953

         If you are a Cactus Spina stockholder:

            Cactus Spina, Inc.
            3930 Howard Hughes Parkway, Suite 100
            Las Vegas, NV 89109
                 Phone:  (702) 320-1900

                   SUMMARY OF JOINT PROXY STATEMENT-PROSPECTUS

This summary highlights selected information in the joint proxy statement-prospectus and may not contain all of the information that is important that is important to you. This joint proxy statement-prospectus includes all material terms and information. You should carefully read this entire joint proxy statement-prospectus and its attachments for a complete understanding of the reorganization. In particular, you should read the reorganization agreement, which is attached as Annex A.

NoMatterWare, Inc.
717 7th Avenue SW
Suite 360
Calgary, Alberta, Canada T2P 0Z3
(403) 705-1953
http:www.nomatterware.com

NoMatterWare offers small to medium size businesses easy to use tools at affordable prices to design and use web sites for e-commerce. NoMatterWare's service places into the hands of the small business entrepreneur a turn key e-commerce Internet presence for as little at $30 per month. For NoMatterWare's first fiscal year ended April 30, 2000, and the five-month period ended September 30, 2000, we generated revenue of only $8,399 and $7,699 lost $807,001 and $296,398, respectively, while in the development stage.

We have developed and tested several of 22 tools in 40 styles to enable the user to customize his site and Internet operations to satisfy his businesses own unique needs. To date, over a thousand customers are already using our web tools. And through agreements and understandings with Hewlett Packard, some moderate size Internet service providers and others, we expect to grow rapidly.

Cactus Spina, Inc.
3930 Howard Hughes Parkway, Suite 100
Las Vegas, NV 89109
(702) 320-1900

Cactus Spina, Inc., a Nevada corporation, founded in 1996, is an inactive public company, commonly referred to as a "shell" corporation. Our balance sheet shows a negative net worth of $2,850, with 1,000,000 shares issued and outstanding. The shares were issued in 1996. A controlling interest of 900,000 shares in Cactus was acquired in March 2000 from a single stock holder by a group of investors lead by FTCG Enterprises, Inc. Upon the approval of the reorganization agreement, Cactus will issue 5,280,592 new shares to acquire all of the issued and outstanding shares of NoMatterWare. All stockholders of both companies will then own only Cactus stock and Cactus will change its name to NoMatterWare, Inc.

The Structure of the Reorganization

The Alberta, Canada, based NoMatterWare will be renamed NoMatterWare Canada and will be a wholly owned subsidiary of the parent company, NoMatterWare, Inc., a Nevada corporation.

Recommendation of Boards of Directors

To NoMatterWare Stockholders: The NoMatterWare board of directors believes that the reorganization is fair to you and in your best interest and unanimously voted to approve the reorganization agreement and unanimously recommends that you vote FOR the adoption of the reorganization agreement.

To Cactus Stockholders: The Cactus board of directors believes that the reorganization is fair to you and in your best interest and unanimously voted to approve the reorganization agreement and unanimously recommends that you vote FOR the adoption of the reorganization agreement.

Special Meetings

Special Meeting of NoMatterWare Stockholders. The NoMatterWare special meeting will be held at 717 7th Avenue SW, Suite 360, Calgary, Alberta, Canada T2P 0Z3 on ____________, 2001, starting at 10:00 a.m. local time. Special Meeting of Cactus Stockholders. The Cactus special meeting will be held at 3930 Howard Hughes Parkway, Suite 100, Las Vegas, Nevada 89109, on ____________, 2001, starting at 10:00 a.m., local time.

Board of Directors and Management Following the Reorganization

We have agreed that the board of directors and the management will be the same as for the current NoMatterWare.

             Brad Churchill   -   President, Chairman of the Board
             Lise Bradley     -   Vice President, Director
             Tom Milne        -   Chief Financial Officer
             Bill Burns       -   Chief Operations Officer
             Denice Hansen    -   Marketing Director

Tax Consequences

It is our opinion that this reorganization is structured as a tax-free exchange of stock; however, we did not request or receive the opinion of a tax specialist with respect to this reorganization. Stockholders should check their individual tax consequences with their own tax advisors.

Overview of the Reorganization Agreement

The reorganization is intended to be a tax free exchange with Cactus issuing 5,280,592 of its shares for 100% of the outstanding common stock of NoMatterWare. After completion of the reorganization NoMatterWare stockholders will own approximately 84% of the issued and outstanding stock of NoMatterWare. The transaction will only be completed if at least 90% of the shares of NoMatterWare are tendered.

After completion of the reorganization NoMatterWare securities holders will own a majority of the stock in Cactus and will install its own board of directors. Cactus will change its name to NoMatterWare, Inc., and NoMatterWare of Canada will be established as a wholly owned subsidiary.


         RESTRICTIONS ON THE ABILITY TO SELL CACTUS STOCK (SEE PAGE 13)

Shares of Cactus common stock retained by current Cactus shareholders will be tradable in accordance with Rule 144 if these shares have been held for more than one (1) year. If shares are held for more than two years, they may be freely tradable. Any shares of Cactus common stock received in connection with the reorganization will be freely transferable unless the holder is considered an "affiliate" of either NoMatterWare or Cactus under the Securities Act of 1933. Shares of Cactus common stock held by affiliates may only be sold pursuant to a registration statement or exemption under the Securities Act.

                       SELECTED HISTORICAL FINANCIAL DATA

The following tables present the selected historical and financial data of both Cactus and NoMatterWare.

                               CACTUS SPINA, INC.
                           A Development Stage Company

                     Selected Historical and Financial Data

Cactus' selected historical and financial data has been derived from audited financial statements and related notes for the year ended December 31, 1999, and stub period ended September 30, 2000. The historical data is only a summary, and you should read it in conjunction with the audited financial statement and related notes contained in this document.

                                      Year Ended               Period Ended
                                   December 31, 1999        September 30, 2000
                                    (In U.S. Dollars)        (In U.S. Dollars)
                                                                  Unaudited
                                  ----------------------  ---------------------
Statement of Operations Data:
for a Development State Company
Revenue                                 $   -0-                      $   -0-
Net Loss                                $ (2,850)                    $ (2,850)
Net Loss Per Share                      $ (0.003)                    $ (0.003)

Balance Sheet Data:
Cash and Equivalents                    $   -0-                      $   -0-
Total Assets                            $   -0-                      $   -0-
Current Liabilities                     $   -0-                      $   -0-
Stockholders' Deficiency                $ (2,850)                    $ (2,850)
Book Value Per Share                    $ (0.003)                    $ (0.003)

                               NOMATTERWARE, INC.
                           A Development Stage Company

                     Selected Historical and Financial Data

The selected historical and financial data of NoMatterWare has been derived from audited financial statements and related notes for the year ended April 30, 2000, and unaudited financial statements and related notes for the five-month period ended September 30, 2000. The historical data is only a summary, and you should read it in conjunction with the audited financial statement and related notes contained in this document.

                                     Year Ended               Five-Month
                                   April 30, 2000            Period Ended
                                  (in U.S. Dollars)       September 30, 2000
                                                         (In U.S. Dollars)
                                                             (Unaudited)
                                  -----------------     -----------------------
Statement of Operations Data:
(for a Development Stage Company)
Revenue                               $    8,399               $    3,699
Net Loss                              $ (807,001)              $ (296,398)
Net Loss Per Share                    $    (0.15)              $    (0.06)

Balance Sheet Data:
Cash and Equivalents                  $    9,474               $    9,130
Total Assets                          $  400,980               $  428,269
Current Liabilities                   $  587,593               $  900,742
Stockholders' Deficiency              $ (186,613)              $ (472,473)
Book Value Per Share                  $   (0.035)              $   (0.089)


                                  RISK FACTORS

An investment in Cactus common stock involves a high degree of risk. In addition to other information contained in or incorporated by reference into this Proxy Statement-Prospectus, you should carefully consider the following risk factors in deciding whether to vote to approve the reorganization.

                   RISK FACTORS RELATING TO THE REORGANIZATION
                         BETWEEN CACTUS AND NOMATTERWARE

Although NoMatterWare expects that the reorganization will result in benefits, those benefits may not be realized.

NoMatterWare has entered into the reorganization agreement expecting that the reorganization will result in benefits, including allowing NoMatterWare to enter into reorganizations and acquisitions utilizing its publicly traded securities as consideration, making investment capital more readily available to NoMatterWare and providing its shareholders with liquidity for their shares. Achieving the benefits of the reorganization will depend in part on a public trading market developing for shares. Cactus shares are not currently trading and there is no assurance that a market for these shares will develop or that the shares will trade at a price or at a volume that will provide the benefits listed above.

                RISK FACTORS RELATING TO NOMATTERWARE'S BUSINESS

NoMatterWare has a history of losses and expects continued losses.

NoMatterWare incurred net losses of approximately $807,000 and $296,000 for the year end April 30, 2000, and the five-month period ending September 30, 2000, respectively. As of September 30, 2000, NoMatterWare had an accumulated deficit of approximately $472,000 representing, in large part, the sum of our historical net losses. It has not achieved profitability in any quarterly or annual period, and it expects to continue to incur net losses for the foreseeable future.

NoMatterWare's liquidity and capital resources are limited and it will need to raise more money in the future to develop and expand its existing business.

NoMatterWare will require significant capital resources to develop and expand its existing businesses, acquire or develop additional Internet and telecommunications-related businesses, and fund near term operating losses. Thus far, it has paid for near term capital expenses, operating losses and working capital requirements from sales of its capital stock in private placements. As of November 30, 2000, NoMatterWare has raised approximately $1,240,000 through sales of its capital stock pursuant to exemptions from registrations. Longer term, it will need to raise additional money to fully implement its goals.

NoMatterWare will need to seek additional capital from public or private equity or debt sources to fund its growth and operating plans.

It cannot be certain that it will be able to raise additional capital in the future on terms acceptable to NoMatterWare or at all. If alternative sources of financing are insufficient or unavailable, it will be required to modify its growth and operating plans in accordance with the extent of available financing.

Forward-looking statements contained in this document may not be accurate.

Included in this Proxy Statement-Prospectus are various forward-looking statements which can be identified by the use of forward looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue," "believe" or other similar words. We have made forward-looking statements with respect to the following, among others:

       *   our goals and strategies;

       *   the importance and expected growth of Internet technology;

       *   the pace of change in Internet and telecommunications marketplace;

       *   the demand for Internet and telecommunications services; and

       *   various product offerings.

These statements are forward-looking and reflect the current expectations of NoMatterWare and Cactus. They are subject to a number of risks and uncertainties, including but not limited to, changes in technology and changes in the Internet and telecommunications marketplace. In light of the many risks and uncertainties surrounding the Internet and telecommunications marketplace, shareholders should keep in mind that neither NoMatterWare nor Cactus can guarantee that the forward-looking statements described in this Proxy Statement-Prospectus will transpire.


                               THE REORGANIZATION

This section of the Proxy Statement-Prospectus describes material aspects of the proposed reorganization, including the reorganization agreement. While we believe that the description covers the material terms of the reorganization and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents we refer to carefully for a more complete understanding of the reorganization.

Background of the reorganization.

In March 2000, a group of investors, purchased 900,000 shares of Cactus' common stock from James Pitochelli, the President of Cactus, for $150,000. These 900,000 shares represent 90% of the then-issued and outstanding Cactus common stock. In April 2000, Cactus entered into an agreement to acquire 100% of the issued and outstanding stock of NoMatterWare for 5,282,592 Cactus shares.

Cactus' reasons for the reorganization.

Cactus has generated no revenues. The board of directors has determined that following the reorganization the shareholders of Cactus will be the owners of an operating company, and that they will have the potential to realize appreciation in their share holdings.

Recommendation of Cactus' Board of Directors.

After careful consideration, the Cactus board of directors unanimously determined the reorganization to be fair to Cactus shareholders and in their best interests and declared the reorganization advisable. Cactus' board of directors approved the reorganization agreement and unanimously recommends adoption of the reorganization agreement.

NoMatterWare's reasons for the reorganization.

NoMatterWare's board of directors believes that the reorganization will be beneficial to NoMatterWare and its shareholders for the following reasons:

      * The reorganization will result in a publicly traded company, which may make public financing more readily available.

      * The public trading market for the shares may allow it to negotiate reorganizations and/or acquisitions utilizing its capital stock as consideration.

      * The reorganization may provide liquidity for holders of its common stock, which will be listed and traded.

      * NoMatterWare's board of directors determined that the reorganization was fair, from a financial point of view, to the NoMatterWare shareholders.

      *  NoMatterWare's   board   weighed    strategic   alternatives   to   the
         reorganization, including remaining a non-public company and determined the reorganization was the best alternative.

In the course of its deliberations, the NoMatterWare board reviewed with management and outside advisors a number of additional factors relevant to the reorganization, including:

      * NoMatterWare's business, financial condition, results of operations and prospects.

      * The impact of the reorganization on NoMatterWare's customers and independent representatives.

      *  NoMatterWare's evaluation  of other, potential strategic relationships.

NoMatterWare's board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the reorganization, including, but not limited to:

      * The risk that the potential benefits sought in the reorganization might not be fully realized, including, the possibility that public stock might not attain or maintain a public trading market.

      *  The costs involved in the reorganization.

      * The other risks described under "Risk Factors" on page 6 of this Proxy Statement-Prospectus.

NoMatterWare's board of directors believed that these risks were outweighed by the potential benefits of the reorganization.

The foregoing discussion is not exhaustive of all factors considered by NoMatterWare's board of directors. Each member of the board may have considered different factors, and the board evaluated these factors as a whole and did not qualify or otherwise assign relative weights to factors considered.

Completion and effectiveness of the reorganization.

The reorganization will be completed when all of the conditions to completion of the reorganization are satisfied or waived, including adoption of the reorganization agreement by the shareholders of Cactus. The reorganization will become effective shortly after approval by the NoMatterWare and Cactus shareholders.

Both companies are working towards completing the reorganization as quickly as possible.

Structure of the reorganization and exchange of NoMatterWare capital stock.

In accordance with the reorganization agreement, NoMatterWare will be acquired by Cactus. As a result of the reorganization, NoMatterWare will become a wholly-owned subsidiary of Cactus. Upon the completion of the reorganization, the name of Cactus will be changed to NoMatterWare, Inc.

Upon completion of the reorganization, each outstanding share of NoMatterWare common stock will be exchanged for one (1) share of Cactus common stock.

Cactus shareholders will also be asked to consent to an amendment to Cactus' Articles of Incorporation, changing the name of Cactus to NoMatterWare, Inc. A form of Certificate of Amendment to the Articles of Incorporation of Cactus is attached to this Proxy Statement-Prospectus as Annex B.

Exchange of Cactus stock certificates.

AS A CACTUS SHAREHOLDER THERE IS NO NEED TO EXCHANGE YOUR STOCK CERTIFICATES FOR NEW CERTIFICATES, EVEN AFTER THE REORGANIZATION AND CHANGE IN THE COMPANY'S NAME. Your stock certificate will continue to represent the same number of shares of Cactus common stock. If you prefer, after the reorganization you can send your old stock certificate to the transfer agent, with any required documentation, and receive a new stock certificate containing the new name of the company.

Exchange of NoMatterWare stock certificates for Cactus Stock certificates.

When the reorganization is completed, each certificate representing shares of NoMatterWare common stock will be exchanged for an equal number of shares of Cactus common stock. After the reorganization is complete, old NoMatterWare stock certificates should be sent to the transfer agent, with any required documentation, in exchange for new certificates for a fee of $15.00 per transaction.

Material United States Federal Income Tax Consequences of the Reorganization.

The following are the material United States federal income tax consequences of the reorganization. The following discussion is based on and subject to the Internal Revenue Code of 1986, the regulations promulgated thereunder, existing administrative interpretations and court decisions and any related laws, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:

        *  shareholders who are not citizens or residents of the United States

        *  financial institutions

        *  tax exempt organizations

        *  insurance companies

        *  dealers in securities

This discussion assumes you hold your shares of NoMatterWare or Cactus capital stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

Both NoMatterWare and us have discussed the tax consequences of the reorganization with their respective legal and accounting advisors. No opinion, however, has been sought or obtained regarding material United States federal income tax consequences of the reorganization.

NoMatterWare has determined that the reorganization will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and NoMatterWare and Cactus will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

Tax implications to Cactus shareholders.

In the opinion of our management, our current shareholders should not recognize gain or loss for United States federal income tax purposes as a result of the reorganization.

Tax implications to NoMatterWare shareholders.

In the opinion of NoMatterWare management, NoMatterWare shareholders should not recognize gain or loss for United States federal income tax purposes when they exchange NoMatterWare common stock solely for Cactus common stock pursuant to the reorganization. The aggregate tax basis of the Cactus stock they receive as a result of the reorganization will be the same as the aggregate tax basis in the NoMatterWare stock they surrender in the exchange.

Tax implications to NoMatterWare and Cactus.

Cactus and NoMatterWare will not recognize gain or loss for United States federal income tax purposes as a result of the reorganization.

The foregoing discussion is not intended to be a complete analysis or Description of all potential united states federal income tax consequences or any other consequences of the reorganization.

In addition, this discussion does not address tax consequences which may vary With, or are contingent on, your individual circumstances. Moreover, this Discussion does not address any non-income tax or any foreign, state or local Tax consequences of the reorganization. Accordingly, you are strongly urged to Consult with your tax advisor to determine the particular united states federal, State, local or foreign income or other tax consequences to you of the Reorganization.

Regulatory filings and approvals required to complete the reorganization.

Neither Cactus nor NoMatterWare is aware of any material governmental or regulatory approval required for completion of the reorganization, other than compliance with applicable corporate laws of Nevada.

Restrictions on sales of shares by affiliates of Cactus and NoMatterWare.

The shares of our common stock to be issued in connection with the reorganization will be registered under the Securities Act of 1933, and will be freely transferable under the Securities Act, except for shares of Cactus common stock issued to any person who is deemed to be an "affiliate" of either of NoMatterWare or Cactus. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, are under common control with either entity, which may include some of our officers and directors, as well as our principal shareholders. Affiliates may not sell their shares of Cactus common stock acquired in connection with the reorganization except pursuant to:

       * an effective registration statement under the Securities Act covering the resale of those shares

       * an exemption under Rule 144 under the Securities Act

       * any other applicable exception under the Securities Act

Our registration statement on Form S-4, of which this Proxy Statement-Prospectus forms a part, does not cover the resale of shares of our common stock to be received by our affiliates in the reorganization.

Conditions to completion of the reorganization.

The companies' respective obligations to complete the reorganization and the other transactions contemplated by the reorganization agreement are subject to the satisfaction or waiver of each of the following conditions before completion of the reorganization:

       * Cactus' registration statement on Form S-4 must be effective;

       * the reorganization agreement must be adopted by the holders of a majority of the outstanding shares of Cactus and 95% of the outstanding shares of NoMatterWare stock;

       * no action, suit or proceeding shall be threatened or pending which has the effect of prohibiting completion of the reorganization
         substantially   on  the  terms   contemplated  by  the   reorganization
         agreement;

       * all applicable approvals and consents required to complete the reorganization must be received, the failure of which would have a material adverse effect on Cactus or NoMatterWare or would result in a violation of any laws;

       * the parties' respective representations and warranties must be true and correct as of the date the reorganization is to be completed, and must conform or comply in all material respects with all of their obligations required by the reorganization agreement.

Termination of the reorganization agreement.

The reorganization agreement may be terminated at any time prior to completion of the reorganization, whether before or after adoption of the reorganization agreement by us, NoMatterWare and NoMatterWare shareholders:

       * by mutual consent of Cactus and NoMatterWare;

       * by NoMatterWare, upon a material breach of any covenant or agreement on the part of Cactus which is set forth in the reorganization agreement, or if any of Cactus' representations or warranties are or become untrue or inaccurate so that the corresponding condition to completion of the reorganization would not be met; or

       * by Cactus, upon a material breach of any covenant or agreement on the part of NoMatterWare which is set forth in the reorganization agreement, or if any of NoMatterWare's representations or warranties are or become untrue or inaccurate so that the corresponding condition to completion of the reorganization would not be met.

Extension, waiver and amendment of the reorganization agreement.

The companies may amend the reorganization agreement at any time before or after either company's shareholders' approval of the reorganization, provided that the amendment does not require further shareholder approval.

Operations after the reorganization.

Following the reorganization, NoMatterWare will continue its operations as a Nevada corporation. The board of directors of Cactus will be replaced by those of NoMatterWare. The shareholders of NoMatterWare will become shareholders of Cactus and their rights as shareholders will be governed by Cactus' Articles of Incorporation, as currently in effect, Cactus by-laws and the laws of Nevada.

                        DISSENTER'S AND APPRAISAL RIGHTS

Under Nevada law, if you are a Cactus shareholder and you comply with certain requirements of Nevada law, you are entitled to dissenter's rights in the reorganization. However, it is a condition of each of our obligations to consummate the reorganization that shareholders holding no more than 5% of Cactus' common stock exercise dissenters' rights.

You have the right to dissent to the approval of the reorganization  pursuant to
Section 92A.380 of the Nevada Act and the right to be paid the "fair value" of your shares in cash by complying with the procedures set forth in Sections 92A.420 and 92A.440 of the Nevada Act. To qualify, you must dissent with respect to all of the shares beneficially owned by you. You may assert dissenters' rights as to fewer than all the shares recorded in your name only if you dissent with respect to all shares beneficially owned by any one person and notify Cactus in writing of the name and address of each person on whose behalf you assert dissenters' rights. If you partially dissent, your rights are determined as if the shares as to which dissent is made and the remaining shares were recorded in the name of different shareholders. If you are the beneficial owner of shares, you may dissent only if the record owner consents in writing and you give that consent to Cactus. Set forth below is a summary of the procedures relating to the exercise of dissenters' rights. This summary does not purport to be a complete statement of the provisions of Sections 92A.380, 92A.420 and 92A.440 of the Nevada Act and is qualified in its entirety by reference.

To assert dissenter's rights, you must:

         (1) deliver to the corporation, within 20 days after the effective date of the reorganization, written notice of your intent to demand payment for your shares if the reorganization is effectuated; and

         (2)      not vote your shares in favor of the reorganization.

If the proposed reorganization creating dissenters' rights is authorized, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the above requirements (1)-(2). The dissenters' notice must be sent no later than 10 days after the effectuation of the reorganization, and must:

         (1) state where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

         (2) inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

         (3) supply a form for demanding payment that includes the date of the first announcement to the news media or to the shareholders of the terms of the proposed action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (4) set a date by which the corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered;

         (5)      be accompanied by a copy of Sections 92A.300 to 92A.500.

A shareholder to whom a dissenters' notice is sent must:

         (1)      demand payment;

         (2) certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice for this certification; and

         (3) deposit his certificates, if any, in accordance with the terms of the notice.

A shareholder who demands payment and deposits his certificates, if any, before the proposed reorganization occurs retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed reorganization. The shareholder who does not demand payment or deposit his certificates where required is not entitled to payment for his shares.

Within 30 days after receipt of a demand for payment, Cactus shall pay each dissenter who complied with (1)-(3) above the amount the company estimates to be the fair value of the shares, plus accrued interest.

If you withdraw the written demand to be paid the fair value of your shares, or if the reorganization is abandoned or terminated, or if a court determines that the holders of Cactus common stock are not entitled to receive payment in exchange for shares, or if you otherwise lose your dissenter's rights, then you will be reinstated to all of your rights as a holder of Cactus common stock as of the filing of your written objection.

A dissenter may notify Cactus in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, or reject the company's offer and demand payment of the fair value of his shares and interest due, if he believes that the amount paid is less than the fair value of his shares or that the interest due is incorrectly calculated.

A dissenter waives his right to demand payment unless he notifies Cactus of his demand in writing within 30 days after Cactus made or offered payment for his shares.

If a demand for payment remains unsettled, Cactus shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If Cactus does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.


                               BUSINESS OF CACTUS

Historical overview of Cactus.

Cactus Spina, Inc., a Nevada corporation, was incorporated on April 16, 1996. Cactus has no subsidiaries and no affiliated companies. Cactus' executive offices are located at 3930 Howard Hughes Parkway, Suite 100, Las Vegas, Nevada 89107.

Cactus has not been subject to bankruptcy, receivership or any similar proceedings and is a corporation in good standing in the State of Nevada.

                                   MANAGEMENT

Our officers and directors and their ages are as follows:

     Name                   Position                  First Year       Age
                             Elected
----------------- ---------------------------------   -----------    -------
James Pitochelli    President, Secretary/Treasurer,       1996          62
                          and Director

Business experience of officers and directors.

James Pitochelli - President, Secretary/Treasurer, Director

James Pitochelli has been President of the Company since its founding in 1996. Also since 1998 he has been President of Professional Corporate Advisors and Dawson/James, Ltd. both of which incorporate companies domestically and abroad and act as consultants to these companies for financing and regulatory compliance. From 1996 to 1997 he was house counsel to Travelers Ltd. From 1995 to 1996 he was President of the London Group, a mortgage banking firm.

Remuneration.

No remuneration, either direct or indirect, has been paid to any officer or director of Cactus since its inception.

                            BUSINESS OF NOMATTERWARE

Introduction.

NoMatterWare (hereinafter referred to sometimes as "we" or "our") has designed and now sells a proprietary advanced set of web site construction and maintenance tools. With these tools any small business or nonprofit organization can own and manage a fully interactive, professional looking Internet presence with no restrictions on size, verify and accept credit cards in real time, and make any changes they want to the content, at any time of the day from any computer connected to the Internet - all without needing to purchase any software, install any software, or utilize a professional web developer. NoMatterWare also provides software to interface the web site with many of the business' other activities: accounting, contact management, human relations, computer local network and point of sale systems (POS). The NoMatterWare product places into the hands of the small business entrepreneur a turnkey e-commerce Internet presence for as little as $30 per month. Before our product was available a custom web site with equivalent capability would cost hundreds of thousands of dollars.

NoMatterWare offers small to medium size businesses easy to use tools at affordable prices to design and use web sites for e-commerce.

NoMatterWare is an Alberta, Canada, based company which is among the first to provide a set of web site construction and maintenance tools that any small business or nonprofit organization can use to create, own and manage a fully interactive, professional looking Internet presence with no restrictions on size. The customer can verify and accept credit cards in real time, and make virtually any changes they want to the content at any time of the day from any computer connected to the Internet, all without needing to purchase any software, install any software, or utilize a professional web developer.

Since its founding in April 1999, NoMatterWare has developed an tested its software to enable the user to customize his site and Internet operations to satisfy his business' own unique needs. Over 3,000 businesses are already using our web tools, some in a trial capacity and others as paying customers. NoMatterWare is also in the process of securing contracts with such companies as Hewlett Packard and ACCPAC International, and Wholetree Inc., for such things as equipment, cross promotion, revenue generation, and multiple language capability.

NoMatterWare's Industry.

NoMatterWare's potential clients are all of the small and medium size businesses in the United States and Canada, and eventually the whole world. The US alone has over 20 million small and medium size businesses and nonprofit organizations. All of these businesses need web sites to compete in the modern world of commerce.

NoMatterWare's Market.

NoMatterWare's initial market is many of the 20 million small and medium size businesses in the United States and Canada. The major thrust is to reach these businesses by branding many companies that already have large customer bases.

NoMatterWare's Marketing Strategy.

It is the intent of NoMatterWare to become the de facto small/home-based business commerce solution. By using the Internet not only as a web-based marketing solution and e-commerce entry point, but also as a conduit for the integrated provision of other optional business functions such as accounting, contact management, resume tracking, and point of sale capability, NoMatterWare can provide an extremely cost effective way of allowing the small business owner to efficiently manage its day to day activities.

This goal will be accomplished by branding the NoMatterWare software under the names of Internet service providers (ISPs), franchisers, financial institutions, and other large organizations that wish to provide electronic commerce solutions to their small business customers. By partnering with companies, NoMatterWare will quickly establish a substantial and powerful marketing presence.

NoMatterWare's Competition.

NoMatterWare's competition consists of companies that provide expensive custom web site designs, those that provide inexpensive cookie-cutter web sites, and those who provide tools for medium priced web sites. The first two categories are not direct competition since they satisfy the needs of large companies that can afford heavy investments into their web sites, or small companies who will not pay much for the very limited capabilities that they believe they need. Our competitors are those who cater to the companies that want the Internet To materially improve their business, but cannot afford a large investment. These competitors typically sell Internet development tools and services for a few hundred to a few thousand dollars. We make extensive Internet tools that are easy to use available for as little as $30 per month. Typical of these products and companies are: EC BUILDER PRO, GO BIZ GO, E-MERGE ALLIANCE, QUIXTAR/SHOCKWAVE, NETOPIA, and BIGSTEP.

NoMatterWare's Products.

NoMatterWare's products are a set of construction and maintenance tools that any small business or nonprofit organization can use to create, own and manage a fully interactive, professional looking Internet presence. There are no restrictions on size. Capability is offered to verify and accept credit cards in real time. The customer can make virtually any changes they want to the content, at any time of the day, from any computer connected to the Internet. All of this can be accomplished without the customer needing to purchase any software, install any software, or utilize a professional web developer. This service places into the hands of the small business entrepreneur a turnkey e-commerce Internet presence for as little as $30 per month.

NoMatterWare's software is extensive. On the web side, there are 22 different "intelligent" business components and 40 different styles a business may choose from, complete with graphics and animated buttons. All of the web components have been designed such that they act as a dynamic on-line purchase point for the business. NoMatterWare also integrates a fully functional contact management system complete with personal calendar, task list, contact list and event listing. Also tied into the system is a fully functional accounting system, complete with customer and vendor listings, sales reports, charts of accounts, and ledger reports. NoMatterWare has also built a fully functional web-based e-mail system which allows a business to receive and send e-mail from any computer connected to the Internet anywhere in the world. The company has also developed, tested, and integrated a fully functional human resource system which automatically tracks and manages the resumes entered for the business over the Internet. The company is also currently working on a fully functional Point of Sale Terminal system, such that the business may use the software right at the cash register in the store.

Through some very simple steps a person using NoMatterWare's "web wizard" can build a web site in a few minutes. The customer will require any prior knowledge of web site design or programming, and will not be required to do anything other than click a few buttons, and type what they want to say in their web site.

NoMatterWare's software can be sold as a branded product under the names of Internet service providers (ISPs), franchisers, financial institutions, nd other large organizations that wish to provide electronic commerce solutions to their small business customers. NoMatterWare can be easily modified to seamlessly blend in with another "alliance" web site in less than an hour. It can be completely retrofitted to look and feel like a part of that "alliance" site.

The following is our pricing structure for the NoMatterWare components:

           Price Point                                       Price

----------------------------------------    ------------------------------------
Base NoMatterWare Web Presence              $29.95 per month for unlimited
                                            component use, billed to credit card

WebPresence + hosting + 1 E-mail Address    $49.95 per month, billed to credit
                                            card

WebPresence + Hosting + 1E-Mail  Address    $99.95 per month on a minimum
+ turnkey 18-month  contract,  e-commerce   billed to credit card
solution,  and own merchant  account

Sale of entire software packages to         $20,000 per installation
companies directly
NoMatterWare's Future Products.

NoMatterWare intends to keep developing and adding tools to our e-commerce small building software. One such tool will be a user friendly POS system, which has the ability to seamlessly tie both the business's web site and product database to one location. It is the intent of the company to be able to provide a full small business solution through a web browser, and effectively become a "one stop shop" for a small business.

NoMatterWare's Operations.

NoMatterWare's office is in Calgary, Alberta, Canada. This location is on a main fiber optic trunk of Metronet Corporation, and we have been able to secure an extended, very inexpensive dedicated T1 Internet connection and a 10-megabit fiber connection right into our server room. Additional extra Internet bandwidth is readily available when we need it.

To  date,  all  development  has  taken  place  here  in  Canada  which   allows
NoMatterWare  to  substantially  reduce  cost,   since   programming  labor  is
considerably cheaper in Canada than in the United States, and the currency exchange rate provides further savings.

NoMatterWare keeps operating costs low by providing a high degree of automation and by providing a user friendly capability to let our customers structure and maintain their own web sites.

In order to remain at the leading edge of Internet business innovation Nomatterware subcontracts development to Churchill Consulting Services. They, in turn, use the most leading edge tools available, such as MS SQL Server 7.0.

Through NoMatterWare's marketing division, they will have in place regular surveys polling our customers to find out how their businesses are evolving, and how NoMatterWare can deliver the best solution for their customers. Results of those surveys are forwarded to Churchill Consulting Services to enable them to continually improve NoMatterWare's products.

NoMatterWare has its own highly skilled testing and documentation staff to extensively test their products before they are released. Once released and implemented the same team is available to answer questions, evaluate problems and fix bugs. With this team's assistance, they also provide a comprehensive on-line help system for their customers.

To further support their customers, NoMatterWare is exploring the option of using a call center to handle questions that customers may have. The company recognizes the need to provide such a service 24 hours per day and is looking for a company that can not only provide such coverage, but also be able to handle 24-hour web-based support.

Government Regulation.

There are currently no government regulations limiting or restricting the sale or leasing of our products, Internet software.

NoMatterWare's Employees.

NoMatterWare currently has 18 employees, all of which are full time and 5 of those employees are management, and 6 are in positions related to its technology.

NoMatterWare's Facilities.

NoMatterWare currently rents 2,800 square feet in a downtown Calgary high rise tower at 717 7th Avenue SW, Calgary, Alberta, Canada T2P 0Z3. Our rental rate is $6,700 Canadian (US $4,466) per month pursuant to a lease which expires July 2001.

NoMatterWare's Corporate Growth Strategy.

It is NoMatterWare's philosophy to ensure an adequate return on investment on every advertising dollar spent, and push the brunt of the work into the hands of the end user, while at the same time carefully ensuring that their tasks are made as efficient as possible. Based on current partnership projections, and the automation of specific tasks, it is estimated that NoMatterWare could be able to operate with a staff of approximately 60 people, successfully supporting over 100,000 customers by the end of this year.

There are a number of reasons why NoMatterWare believes their model is feasible:

         (1) All email processes are automated. Support Staff will be able to correspond with over 5000 people at a time. Such efforts have been proven to generate an average of 600 return email messages with the bulk (about 350) being the first day. The staff should be able to return correspondence to at least 500 email messages a day.

         (2) Marketing and business development staff's focus is on ISP's and larger institutions as distribution channels, rather than individual businesses.

  (3) NoMatterWare's current software development methodology achieves a turnaround time of only 30-45 days on new products and services. The team is very tightly integrated and the development methodologies are strictly adhered to. The team currently consists of 1 primary and 1 secondary developer. The secondary acts as lead analyst and DBA. There is one tester, one documenter, and one graphic artist. Our current methodology has resulted in an average 35 man-hour turnaround time for new components added to the software.

         (4) All administration is done through automated processes on the servers. All credit card transaction receipts are validated by software, and all revenue is automatically deposited into the NoMatterWare bank account. There is no need for invoicing, as all transactions are conducted via credit card.

In running with such a lean staff, all marketing processes must be efficient, and will be established in the following fashion:

      * Early Stage (establishing the foundation) During this stage, the primary focus will be on establishing a solid client base, and degree of profitability. Initial cost analysis indicates that our break-even point is approximately 2000 active customers. All early stage marketing will focus on the establishment of strategic alliances with such companies as Internet Service Providers, Web Developers, and other firms in a position to actively promote NoMatterWare to their large base of customers. Our recent partnership with CyberSurf Corporation, and commencement of negotiation with Webtransact.net are examples of such a strategy. By securing alliances with both companies, we can anticipate securing a customer base of over 18,000 small businesses within the next few months - some at a wholesale price, and some at full retail price.

         NoMatterWare has also begun the development of a sales and marketing system, as well as a full on line help and bug tracking system. At this time the bug tracking system is in place, and has been used extensively for testing of the software, while the sales and help systems are currently at the design stages.

To date, NoMatterWare has made considerable progress which should be completed by the end of March 2001 for an additional expenditure of $500,000. As of
September   30,  2000  we  have  been   requested  to  provide  144  "boxed  and
shrink-wrapped" copies of the NoMatterWare license to A&B Sound, a western Canadian retailer of electronic products. A&B Sound requires delivery of the product on or before November 5th 2000.

The partnership with Cybersurf Corporation has already been in place since March of 2000 and is slowly gaining momentum. Companies who originally signed up for the trial period are now beginning to pay for the sites, thereby generating revenue for the company. NoMatterWare currently has over 300 web sites paid for in full. In addition there is active interest by a division of Amway Corporation to provide NoMatterWare to each of its 350,000 members.

Second Stage (establishment of distribution channels and targeting acquisitions/reorganizations) At this stage, NoMatterWare will continue to build on its established relationships and marketing successes, by rolling out similar partnerships and strategies in other major centers. We will also seek a partnership with a major computer company such as Hewlett Packard, both for the equipment required to run our software, and also the provision by NoMatterWare of a branded solution for their e-commerce customers. In addition, we expect to incorporate NoMatterWare into the Milinx Business Builder Toolkit, for a company that already has over 30,000 customers on line.

As NoMatterWare continues to build our on-line corporate presence and increase its revenue stream, they will begin to address the acquisition and development of complimentary products and services to further enhance its distribution channels, and strengthen its market position. They currently have their eye on Internet Secure for our e-commerce solution, and are looking for an email/fax company for another facet of its business. It will also target franchise companies for the provision of NoMatterWare based web presences for their franchisees. This marketing strategy will be centered around the premise that the Franchiser recognizes that a local web presence for each franchisee is important, yet he wants to control the look and feel of the site and the content related to the franchise products and services.

It is also NoMatterWare's intent at this stage to begin the development and roll-out of an advanced business search engine designed to wrap itself right around the NoMatterWare software. Conceptual design of the search engine is already underway.

As NoMatterWare becomes a more diverse and well-rounded Internet company, the need will arise for the creation of brand awareness. At this stage, the company will also begin a promotional campaign, by sponsoring events, advertising on TV, radio, and billboard, and also diversifying into other markets for name branding.

This second stage involves developing brand identity and could cost up to $5,000,000. These funds would come from positive cash flow. There is no specific date for the completion of this phase as it will evolve with business growth.

                                   MANAGEMENT

Our officers and directors and their ages are as follows:

        Name                          Position            First         Age
                                      Elected              Year
---------------------     --------------------------    ---------     ------
Brad Churchill            President, Chairman             1999         33
Lise Bradley              Vice President, Director        1999         41
Tom Milne                 Chief Financial Officer         2000         57
Bill Burns                Chief Operations Officer        2000         54
Denice Hansen             Marketing Director              2000         38

Business experience of officers and directors.

Brad Churchill - President

Also the founder and a Director of Churchill Consulting Services Inc., Brad is intensely driven and brings to the table a very rare combination both marketing savvy and programming expertise. Prior to becoming involved in the technology industry Mr. Churchill spent 8 years in various marketing and promotion positions, which included time in the real estate industry as a licensed Realtor. From 1995 until the present, he has been Director/Technical Architect of Churchill Consulting Services Inc., an Internet consulting company. In this capacity, he has been involved in the information technology industry and has developed solid skills using high-end corporate development and database tools such as PowerBuilder, Cold Fusion, Sybase, Oracle, and SQL Server. He has written system development and project management methodologies, and has been contracted by some of the largest engineering and oil and gas companies in Canada to use his expertise for guidance with their technical strategies, and to conduct seminars on optimization of large-scale corporate software systems. Mr. Churchill is also regularly called upon to teach at the University of Calgary and Southern Alberta Institute of Technology. Mr. Churchill attended Lethbridge Community College and University of Lethbridge in Lethbridge, Alberta, Canada.

Mr. Churchill has accepted the position of President of NoMatterWare, and will act in that capacity, while remaining on the board of directors of Churchill Consulting Services Inc., as a significant shareholder.

Lise Bradley - Vice President

As Vice President, Ms. Bradley has been with NoMatterWare from the beginning, May 1999, and brings to the table a strong set of skills and ability. Ms. Bradley's experience comes from over 14 years as a senior marketing and sales representative.From 1995 until she joined NoMatterWare, she was a Counselor/Hypnotherapist with the Glenvalley Medical Clinic.

NoMatterWare credits Ms. Bradley's experience as a licensed counselor in the medical industry for her ability to successfully assess personalities in the existing business market and build strong relationships and partnerships. This unique combination of sales and counseling experience gives Ms. Bradley a considerable edge when stepping into any presentation or negotiation.

Bill Burns - Chief Operations Officer

An excellent addition to our team, this former National Advertising Manager for Sun Media brings a wealth of Fortune 1000 contacts and boardroom experience to the table. Mr. Burns has over 20 years of experience in the marketing and promotions area, and will be officially starting with the company in the middle of June 2000.From 1997 until he joined NoMatterWare in 2000, he was the Classified Advertising Manager of The Calgary Sun National and, from 1994-1997, he was President and Publisher of the Baya Group, an interactive telephone response company.

Tom Milne - Chief Financial Officer

Bringing over 20 years of accounting/auditing experience to the organization, along with substantial experience with the financing of public companies, Mr. Milne is a valuable asset to the corporation.

Mr. Milne currently sits on the board of directors of a number of private and public companies, is actively involved in the financial management of Alberta Theatre Projects, and has been the head controller of Nova Chemicals Ltd., one of the largest petroleum-based chemical production companies in the world. From 1999 to the present, he has been President/Partner of MerBanco Capital Inc., a Calgary based merchant bank. From 1997 to 1995 he was Vice President Finance and Chief Financial Officer of Arakis Energy Corporation (now Talisman Energy Corporation). From 1986 to 1997 he was with NOVA Corporation, an energy transmission company, most recently as Vice President, Treasury Services.

Denice Hansen - Marketing Director

Formerly of the Calgary Sun daily newspaper, from 1997 until she joined NoMatterWare. Mrs. Hansen was the top commission producer for advertising sales for several years, winning numerous awards for excellence in the sales field, as well as substantially increasing advertising revenue in the newspaper. From 1993 until 1997, she was a director and personal trainer with the Fish Creek Raquet Club.

                             Executive Compensation

                           Summary Compensation Table

                          Annual Compensation    Long-Term Compensation Awards
                    --------------------------  --------------------------------
   Name and               Year    Salary($)     Bonus($)  Other($)    Securities  Compensation  All Other
 Other Principal                                                      Underlying      ($)         Awards
   Position                                                             Options
 ---------------------- --------  ---------     --------  --------    ----------- ------------- ----------
 Brad Churchill, Pres     2000     $63,140        -0-       -0-           -0-        -0-            -0-
 Lise Bradley, VP         2000     $59,008        -0-       -0-           -0-        -0-            -0-

Management Discussion and Analysis of Financial Condition and Results of Operations

The  following   discussion  relates  to  the  NoMatterWare   audited  financial
statement, Statement of Operations and Balance Sheet.

Results of Operations

Revenue.
Revenue for the year was limited because the company is in its development stage and is still developing and evolving the software. Revenue was generated from parties in our initial test group signing up to use the software, once it was complete.

Expenses.
Expenses were $807,000 for start up development expenses primarily for wages, facility rent and consulting for software development.

Liquidity and Capital Resources.
As of April 30, 2000 the company had $9,474 cash, and $27,404 of current assets. We expect to need about $1,200,000 for the next 12 months of operation. From May 1, 2000 through September 30, 2000, $440,000 has been raised privately and we expect to raise the balance during the remainder of the fiscal year to operate the Company from May 1, 2000 until April 30, 2001. There is no assurance that we will be able to raise adequate funds to continue at our planned level of operations. We have some latitude in operating cash flow because $451,859 of accounts payable and a $135,734 note payable are both due to companies controlled by our President, Brad Churchill, who as indicated a willingness to renegotiate if necessary.

Number of Stockholders

As of December 31, 2000, there were 242 stockholders of record who held shares of NoMatterWare common stock and as of December 31, 2000, there were 36 stockholders of record who held shares of Cactus common stock.


                     PRINCIPAL STOCKHOLDERS OF NOMATTERWARE

The following table sets forth certain information known by NoMatterWare regarding the beneficial ownership of common stock as of December 31, 2000.

        * each person known by NoMatterWare to be the beneficial owner of more than 5% of its outstanding shares of common stock;

        * each director of NoMatterWare;

        * each executive officer of NoMatterWare; and

        * all directors and executive officers of NoMatterWare as a group.

Unless otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock owned by them.

      Name of                           Shares Owned             Percent of
   Beneficial Owner                    Beneficially (1)             Class*
-----------------------------------  ----------------------     --------------
FTCG Enterprises, Inc. (2)                   1,477,500                28.0%
Brad Churchill                               1,477,500                28.0%
Lise Bradley                                   450,000                 8.5%
Tom Milne                                        2,000                _____
Kurt Tosczak                                 1,477,500                28.0%
All officers and directors as a group        1,929,500                36.5%
   (3 persons)
-------------------------
* Percent of class based upon 5,280,528 shares outstanding on December 31, 2000.

(1) The term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership is of record and consists of sole voting and investment power.

(2) FTCG Enterprises, Inc., is a corporation organized under the laws of Belize. Its sole shareholder is Brad Churchill


                        PRINCIPAL STOCKHOLDERS OF CACTUS

The following table sets forth certain information known by Cactus regarding the beneficial ownership of common stock as of December 31, 2000.

        * each person known by Cactus to be the beneficial owner of more than 5% of its outstanding shares of common stock;

        * each director of Cactus;

        * each executive officer of Cactus; and

        * all directors and executive officers of Cactus as a group.

Unless otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock owned by them.

    Name of                              Shares Owned             Percent of
    Beneficial Owner                    Beneficially (1)             Class*
---------------------------------     ---------------------      --------------
Jim Pitochelli                                50,000                  5.0%
Korum Investments, Ltd. (2)                  254,000                 25.4%
The Dot Com Group, Inc. (3)                  254,000                 25.4%
GCI Investments, Ltd. (4)                    138,000                 13.8%

Foo Funds, Inc. (5)                          254,000                 25.4%
All officers and directors as a group         50,000                   5.0%
(  1 person)
-------------------------
* Percent of class based upon 1,000,000 shares outstanding on December 31, 2000.

(1) The term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership is of record and consists of sole voting and investment power.

(2) Korum Investments, Ltd., is a corporation organized under the laws of Belize. The sole shareholder of Korum Investments, Ltd., is Kevin Bates.

(3) The Dot Com Group, Inc., is a corporation organized under the laws of Belize. The sole shareholder of The Dot Com Group, Inc., is Harvin Jethwa.

(4) GCI Investments, Ltd., is a corporation organized under the laws of Belize. The sole shareholder is Gregg Cairns.

(5) The FOO Funds is a corporation organized under the laws of Belize. The sole shareholder of The Foo Funds is Brent Gray.

                       COMPARISON OF RIGHTS OF HOLDERS OF
                            CACTUS CAPITAL STOCK AND
                           NOMATTERWARE CAPITAL STOCK

This section describes certain differences between the rights of holders of Cactus common stock and NoMatterWare common stock. It will also discuss the rights of the holders of NoMatterWare preferred stock which, to the extent possible, will be equal to the rights of current holders of Cactus preferred stock. While this description covers the material differences between the two, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents referred to for a more complete understanding of the difference between being a shareholder of Cactus and being a shareholder of NoMatterWare.

Cactus shareholders are governed by Cactus' Articles of Incorporation, as currently in effect, and Cactus' Bylaws, both of which adhere to the requirements of Nevada law as stipulated in the Nevada Business Corporation Act (the "Nevada Act"). After completion of the reorganization, NoMatterWare shareholders will become shareholders of Cactus. As a Cactus shareholder, your rights will be governed by Cactus' Articles of Incorporation and Cactus' Bylaws, both of which adhere to the requirements of Nevada law.

Classes of Common Stock of Cactus and NoMatterWare

Cactus has one class of common stock, of which there are 100,000,000 authorized shares of voting common stock, $.001 par value. NoMatterWare has one class of common stock which consists of 10,000,000 authorized shares of voting stock, $.001 par value.

Stock Options and Warrants

At present, neither NoMatterWare nor Cactus has any options or warrants outstanding.

Dividends

The board of directors of Cactus and NoMatterWare may, from time to time at any regular or special meeting, declare and each company may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and the Articles of Incorporation. Dividends may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds available for dividends such sum as the directors of Cactus think proper as a reserve or reserves to meet contingencies or for such other purpose as the directors shall think conducive to the interests of the corporation.

Voting Rights

At any Cactus meeting, only business specified in the notice of the meeting or otherwise directed by the board of directors may be transacted. As a shareholder of Cactus, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

At all meetings of shareholders of Cactus, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Under Nevada law, no such proxy is valid after the expiration of 6 months from the date of its creation.

A majority of the outstanding shares of Cactus entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders.

Number of Directors, Quorum

NoMatterWare's board of directors currently consists of three (3) directors. The Bylaws provide that the number of directors of NoMatterWare shall be fixed from time to time by resolution of the board of directors. Cactus' board of directors currently consists of one (1) director. The number of Cactus' directors may not be less than one (1) and not more than five (5), which number will be set by the board of directors. The number of directors may be changed by a duly adopted amendment to Cactus' Bylaws by the affirmative vote of holders of a majority of the outstanding shares or by a majority vote of the entire board of directors.

Under Nevada law, a majority of the full board of directors shall constitute a quorum for the transaction of business unless a greater number is required by the Articles of Incorporation or the Bylaws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Removal of Directors

Under Cactus' Bylaws, the holders of two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with the Secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously and the vacancies on the board of directors resulting therefrom shall only be filled by the shareholders.

Filling Vacancies of the Board of Directors

Under both NoMatterWare's and Cactus' Bylaws, a majority of the remaining members of the board of directors may fill the vacancy or vacancies until the successor or successors are elected at a shareholders' meeting.

Interested Directors

Transactions between NoMatterWare and Cactus and interested directors are not voidable by NoMatterWare or Cactus and those directors are not liable to NoMatterWare or Cactus for any profit realized pursuant to such transaction if the nature of the interest is disclosed at the first opportunity at a meeting of directors, and a majority of disinterested directors or shareholders entitled to vote ratify the transaction.

Amendment of Articles of Incorporation

Amendments to both NoMatterWare's and Cactus' Articles of Incorporation require the affirmative vote of a majority of the outstanding shares entitled to vote thereon.

Amendment of Bylaws

The NoMatterWare and Cactus Bylaws may be amended by a majority vote of all the shares issued and outstanding and entitled to vote at any annual or special meeting of the shareholders, provided notice of intention to amend shall have been contained in the notice of the meeting. In addition, the board of directors by a majority vote of the whole board at any meeting may amend the Bylaws, including Bylaws adopted by the shareholders, but the shareholders may from time to time specify particulars of the Bylaws which shall not be amended by the board.

Shareholder Right to Inspect Books and Records

Cactus shall keep books and records available at its registered office for its shareholders to inspect including: a certified copy of its Articles of Incorporation and Bylaws and all amendments thereto as well as a stock ledger containing the names of shareholders and the number of shares held by each. In order to be entitled to inspect the books and records of Cactus during normal business hours, a person must give no less than five days written notice and:
(1) have been a shareholder of record of Cactus for at least six months immediately preceding the demand or (2) hold, or be authorized in writing by the holders of, at least five percent of Cactus' outstanding shares.

Derivative Actions

NoMatterWare and Cactus shareholders do not have a direct and individual right to enforce rights which could be asserted by the corporation, but may do so derivatively on behalf of the corporation. Pursuant to Nevada law, upon compliance with certain requirements, a shareholder may institute a derivative suit in the right of the corporation against the present or former officers or directors of a corporation because the corporation refused to enforce rights that could be asserted by the corporation, if he or she was a shareholder at the time of the transaction complained of, or if his or her stock thereafter devolved upon him or her by operation of law from a person who was a shareholder at that time.

Indemnification of Directors and Officers

The Nevada Act permits a corporation to indemnify its directors or officers in respect of any loss arising or liability attaching to them by virtue of any negligence, default, breach of duty or breach of trust committed in good faith.

NoMatterWare's and Cactus' Bylaws provide that every person who is or was a director or officer shall be indemnified by the corporation against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys' fees) asserted or threatened against and incurred by such person in his capacity as or arising out of his status as a director or officer of the corporation.

The Bylaws require Cactus to advance the expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court that he is not entitled to be indemnified by the corporation.

In addition, Nevada law allows, and the Articles of Incorporation of Cactus provide that no director or officer of Cactus shall have any personal liability for damages for breach of his fiduciary duty except for acts or omissions involving intentional misconduct, fraud or a knowing violation of law or payments of dividends in violation of Nevada law.

Shareholder Liability

Shareholders of NoMatterWare and Cactus shall be under no obligation to the corporation or its creditors or be individually liable for any liabilities or debt with respect to the shares held other than the obligation to pay to the corporation the full consideration for which said shares were issued.

Business Combinations

Under  the  Nevada  Act,  a  "Business   Combination"   includes  the  following
transactions:

       * any reorganization or consolidation with an interested shareholder or any affiliate of an interested shareholder;

       * any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with an interested shareholder or any affiliate of an interested shareholder of assets having an aggregate market value equal to 10% or more of the aggregate market value of all the assets of the corporation;

       * any issuance or transfer of any stock, which has a market value equal to 5% or more of the market value of all the outstanding stock, to any interested shareholder or any affiliate of an interested shareholder;

       * adoption of any plan for the liquidation or dissolution of the corporation proposed by an interested shareholder or an affiliate of an interested shareholder;

       * any reclassification of securities, recapitalization, reorganization or consolidation with any subsidiary, or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of any class of outstanding stock owned by an interested shareholder;

       * any receipt by such interested shareholder of any affiliate of an interested shareholder of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by or through the corporation.

Pursuant to Nevada law, no corporation shall engage in any business combination with any interested shareholder of such corporation for a specified period following such interested shareholder's stock acquisition date unless such business combination is approved by (1) the board of directors of such corporation prior to such interested shareholder's stock acquisition date or (2) the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by such interested shareholder or any affiliate of such interested shareholder. In Nevada, the period is three (3) years.

In Nevada, business combinations require the affirmative vote of holders of a majority of the outstanding voting power not beneficially owned by the interested stockholder.

Exchange of Assets, Reorganizations and Consolidations

Under the Nevada Act, a plan of reorganization or exchange must be approved by a majority of the voting power unless the Articles of Incorporation or the board of directors require a greater vote.

In addition, under the Nevada Act, written notice stating the purpose, or one of the purposes, of the meeting is to consider the plan of reorganization, together with a copy or a summary of the plan of reorganization, shall be given to each shareholder of record entitled to vote at the meeting within the time and in the manner for the giving of notice of meetings of shareholders.

Dissenters' Rights

Pursuant to Nevada law, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

       * Consummation of a plan of reorganization to which the domestic corporation is a party;

       * Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired; and

       * Any corporate action taken pursuant to a vote of the shareholders to the extent that the articles of incorporation, Bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.


                                  LEGAL OPINION

The validity of the shares of Cactus common stock offered by this Proxy Statement-Prospectus will be passed upon by the Law Offices of William B. Barnett, 15233 Ventura Boulevard, Suite 410, Sherman Oaks, California 91403, counsel to Cactus.


                                     EXPERTS

Grant Thorton, LLP, chartered accountants, have audited the consolidated balance sheet of NoMatterWare and subsidiaries as of April 30, 2000, and the related consolidated statements of operations, and cash flows for the year ended April 30, 2000.. These audited financials for NoMatterWare and subsidiaries are included in this Proxy Statement-Prospectus. These consolidated financial statements are included herein in reliance on their reports, given on their authority as experts in accounting and auditing.

Michael A. Segelstein, independent certified public accountants, have audited the balance sheet of Cactus Spina, Inc., as of September 30, 2000, and for the years ended December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows as of September 30, 2000, and for the years ended December 31, 1999 and 1998. These consolidated financial statements are included herein in reliance on the reports of Michael A. Segelstein given on their authority as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to our common stock to be issued to NoMatterWare shareholders in the reorganization. This Proxy Statement-Prospectus constitutes the prospectus of Cactus filed as part of the registration statement. This Proxy Statement-Prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at
(800) SEC-0330. The SEC maintains a Website that contains reports, proxy statements and other information regarding each of us. The address of the SEC Website is http://www.sec.gov.

If you have any questions about the reorganization, please call Cactus at (702) 320-1900.

THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROXY STATEMENT-PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS PROXY STATEMENT-PROSPECTUS BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS WITH RESPECT TO NOMATTERWARE AND ITS SUBSIDIARIES WAS PROVIDED BY NOMATTERWARE AND THE INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS WITH RESPECT TO CACTUS WAS PROVIDED BY CACTUS.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Cactus pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such act, and is therefore unenforceable.

Grant Thornton LLP, independent auditors, have audited the consolidated financial statements of NoMatterWare,Inc., for the year ended April 30, 2000. We have included the consolidated financial statements in this proxy statement-prospectus in reliance on Grant Thornton LLP's report, given on their authority as experts in accounting and auditing.

Grant Thornton, LLP, independent auditors, has reviewed, as to compilation only, pro-forma consolidated financial statements of Cactus Spina, Inc., as at September 30, 2000, with respect to the proposed purchase of NoMatterWare, Inc., by Cactus Spina, Inc.

                              Michael A. Segelstein
                           Certified Public Accountant
                               144-12 76th Avenue
                              Flushing, N.Y. 11367
--------------------------------------------------------------------------------

                           INDEPENDENT AUDITORS REPORT

Board of Directors                                             January 17, 2001
Cactus Spina Inc.
Las Vegas Nevada

I have audited the accompanying balance sheets of Cactus Spina Inc.(a development stage company) as at September 30, 2000; December 31, 1999;
December31, 1998; December 31, 1996; and the related statements of operations, stock holders equity and cash flows for the nine month period ended September 30, 2000 and the three years ended December 31, 1999;December 31, 1998;and December 31, 1996. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted an audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cactus Spina Inc.(a development stage company) as at September 30, 2000; December 31, 1999; December31, 1998; December 31, 1996; and the related statements of operations, stock holders equity and cash flows for the nine month period ended September 30, 2000 and the three years ended December 31, 1999;December 31, 1998; December 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the company will continue as a going concern. As discussed in note #5 to the financial statements, the company has no established source of income. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in note #5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Michael A. Segelstein
Certified Public Accountant

      CACTUS SPINA INC.
        (A Development Stage Company)
                                  BALANCE SHEET
                                     ASSETS
                                   September  30,  December  31,  December  31,
                                             2000           1999           1998
                                   --------------  -------------  -------------
CURRENT ASSETS:                                $0             $0             $0
                                   --------------  -------------  -------------
   TOTAL CURRENT ASSETS                        $0             $0             $0
                                   --------------  -------------  -------------
OTHER ASSETS:                                  $0             $0             $0
                                   --------------  -------------  -------------
   TOTAL OTHER ASSETS                          $0             $0             $0
                                   --------------  -------------  -------------
   TOTAL ASSETS                                $0             $0             $0
                                   --------------  -------------  -------------



          See accompanying notes to financial statements & audit report
                                       F-2

    CACTUS SPINA INC.
    (A Development Stage Company)

                                  BALANCE SHEET

                       LIABILITIES AND STOCKHOLDERS EQUITY
                       -----------------------------------
                                     September 30,  December  31,  December  31,
                                              2000           1999          1998
                                     -------------  -------------  ------------
CURRENT LIABILITIES
   Accounts Payable                             $0             $0            $0
     TOTAL CURRENT LIABILITIES                  $0             $0            $0
STOCKHOLDERS EQUITY(Note 4)
      Common stock, .01 par value
      Authorized 25,000 shares
      1,000 shares issued on
     APRIL 16, 1996
     Common stock, $.001 par value
     Authorized 100,000,000 shares
     On January 12, 1999
     Issued and Outstanding
             1,000,000 shares               $1,000         $1,000        $2,850

     Additional paid in capital             $1,850         $1,850

     Net income (Loss) carryforward        ($2,850)       ($2,850)      ($2,850)
                                     -------------  -------------  ------------
     Total Stockholders Equity                  $0             $0            $0

     TOTAL LIABILITIES AND
                                     -------------  -------------  ------------
     STOCKHOLDERS EQUITY                        $0             $0            $0
                                     -------------  -------------  ------------

          See accompanying notes to financial statements & audit report

CACTUS SPINA INC.
               (A Development Stage Company)

                             STATEMENT OF OPERATIONS

                                                                   Cumulative amounts
                                                                     since inception
                                                                      April 16, 1996
                                                                            to
                        September 30, December  31,  December  31,  September 30, 2000
                                2000           1999           1998  ------------------
                        ------------  -------------  -------------
Revenues                          $0             $0             $0                  $0

Operating expenses                $0             $0             $0              $2,850

Net income (loss)
                        ------------  -------------  -------------  ------------------
from operations                   $0             $0             $0             ($2,850)
                        ------------  -------------  -------------  ------------------

Provision for income taxes        $0             $0             $0                  $0

                        ------------  -------------  -------------  ------------------
Net loss                          $0             $0             $0             ($2,850)
                        ------------  -------------  -------------  ------------------
                        ------------  -------------  -------------  ------------------
Net loss per common share    $0.0038        $0.0029        $0.0029             $0.0029
                        ------------  -------------  -------------  ------------------
Weighted average
number of shares        ------------  -------------  -------------  ------------------
outstanding                  750,000      1,000,000      1,000,000             998,283
                        ------------  -------------  -------------  ------------------


          See accompanying notes to financial statements & audit report

    CACTUS SPINA INC.
                     (A Development Stage Company)

               STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY
                                                           Additional  Accumu-
                                       Common Stock         paid-in     lated
                                       ------------
                                  Shares       Amount      Capital     Deficit
                                --------       ------      -------     -------
Inception date of
April 16,1996
Common stock issued
Issued for services
rendered at $.01 par value
per share                          1,000          $10        $2,840         $0

Net loss
December 31,1996                                                       ($2,850)
                                --------       ------      --------    -------
Balance, December 31, 1996         1,000           10        $2,840    ($2,850)
                                --------       ------      --------    -------
Net loss year ended
December 31,1998                                                            $0
                                --------       ------       -------    -------
Balance, December 31, 1998         1,000           10        $2,840    ($2,850)
                                --------       ------       -------    -------
January 12,1999
Change par value
From $.01 to $.001                                -10           $10

January 12,1999
Forward split of 1000:1          999,000

Net loss year ended
December 31,1999                                                            $0

Balance, December 31, 1999      1,000,000          $0        $2,850    ($2,850)
                                ---------      ------       -------    -------
Net loss period ended
September 30,2000                                                           $0
                                ---------      ------       -------    -------
Balance, September 30,2000      1,000,000          $0        $2,850    ($2,850)
                                ---------      ------       -------    -------

          See accompanying notes to financial statements & audit report

    CACTUS SPINA INC.
           (A Development Stage Company)
              STATEMENT OF CASH FLOWS
                                                            Cumulative amounts
                                                             since inception
                                                               April 16, 1996
                                                                    to
                  September  30, December  31, December 31,  September 30, 2000
                            2000          1999         1998  ------------------
                  -------------- ------------- ------------
Cash flows from
operating activities:
  net losses                  $0            $0           $0            ($2,850)
  Adjustments to
  reconcile net
  loss to net cash
  used in operating
  activities                  $0            $0           $0                 $0
   issuance of
   common stock               $0            $0           $0             $2,850

Cash flows from          ------- ------------- ------------  -----------------
  investing activities        $0            $0           $0                 $0
                         ------- ------------- ------------  -----------------
Cash flows from
  financing activities;

   Net cash used in
   financing activities       $0            $0           $0                 $0
     Net (decrease)      ------- ------------- ------------  -----------------
     increase in cash         $0            $0           $0                 $0
                         ------- ------------- ------------  -----------------
Cash, beginning
     of period                $0            $0           $0                 $0
                         ------- ------------- ------------  -----------------
Cash, End of period           $0            $0           $0                 $0
                         ------- ------------- ------------  -----------------

          See accompanying notes to financial statements & audit report

                                CACTUS SPINA INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
   September 30,2000, December 31,1999, December 31,1998, and December 31,1996


                 NOTE 1-HISTORY AND ORGANIZATION OF THE COMPANY
                On April 16, 1996 Cactus Spina Inc. (the "Company") was incorporated under the laws of the state of Nevada. The Company currently has no operations, and in accordance with SFAS #7, is considered a development stage company.

               NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Accounting Method
 The Company records income and expenses using the accrual method of accounting.

 Estimates

 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                                Cash Equivalents

For the purpose of the statement of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of September 30,2000,December 31, 1999, December 31, 1998 and December 31, 1996.

                                  Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109(SFAS #109). "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

                               Organization Costs

Costs incurred to organize the Company will be amortized on a straight line basis over a sixty month period.

                                CACTUS SPINA INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
   September 30,2000, December 31,1999, December 31,1998, and December 31,1996

                                 Loss Per Share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128(SFAS #128), "Earnings Per Share". Basis loss per share is computed by dividing losses available to common stockholders' by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. As of September 30,2000,December 31, 1999, December 31, 1998 and December 31, 1996 the Company had no dilutive common stock equivalents such as stock options.

                                    Year End

The Company has selected December 31 as its year end.

                                 2000 Disclosure

The year 2000 issue is the result of computer programs being written using two digits rather than four digits to define the applicable year. Computer programs that have time sensitive software may recognize a date using the "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruption of normal business activities. Base on a recent and an ongoing assessment, the Company has determined that it will require only off the shelf software utilizing a Microsoft Windows platform for all of its computer requirements. The Company presently believes that with modifications to existing off the shelf software or conversions to the new software, the year 2000 issue will not pose a significant operational problem and will not materially affect future financial results. The Company currently anticipates purchasing new off the shelf year 2000 compatible software within the near future, which is prior to any anticipated impact on its operating systems. The total cost of this new software is not anticipated to be a material expense to the Company at this time. However, there can be no guarantee that these new off the shelf software products will be adequately modified, which could have a material adverse effect on the Company's results of operations.

                               NOTE 3-INCOME TAXES

There is no provision for income taxes for the period ended September 30,2000,December 31, 1999, December 31, 1998 and December 31, 1996due to the net loss and the fact that there is no state income tax in the state of the Company's domicile and operations: Nevada. The Company's total deferred tax asset as of September 30,2000,December 31, 1999, December 31, 1998 and December 31, 1996 is as follows:

     Net operating loss carryforward      $ 2,850
     Valuation Allowance                  $(2,850)
                                          --------
          Net Deferred Tax Asset            $0
                                            --
The federal net operating loss carry forward will expire in various amounts from 2016 to 2017. This carry forward may be limited upon the consummation of a business combination under IRS Section 381.

                                CACTUS SPINA INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
   September 30,2000, December 31,1999, December 31,1998, and December 31,1996

NOTE 4- SHAREHOLDERS EQUITY

                                  Common Stock

The initial authorized common stock of Cactus Spina Inc. consists of 1,000 shares with a par value of $.01 per share.

On January 12, 1999 the State of Nevada approved the Company's restated articles of incorporation Which increased the authorized shares of common stock from 1,000 common shares to 1,000,000 common shares. The par value was changed from $.01 to $.001

On January 12, 1999 the Board of Directors authorized the forward split on a 1000:1 ratio, of the outstanding common shares of the company, thus increasing its number of outstanding shares from 1,000 to 1,000,000.

On January 12, 1999 the Board of Directors authorized a stock issuance totalling 999,000 common shares of the company to reflect the change above.

                                 Preferred Stock
Cactus Spina Inc. has no preferred stock.

                              NOTE 5- GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. It is the intent of the Company to seek a merger with an existing operating company. Until that time the stockholders/officers and/or directors have committed to advancing the operating costs of the Company interest free.

                                CACTUS SPINA INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
   September 30,2000, December 31,1999, December 31,1998, and December 31,1996

NOTE 6- RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future. If a specific business opportunity becomes available, such persons may face a conflict of interest. A Company policy for handling such a conflict has not yet been formulated.

                          NOTE 7- WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire additional shares of common stock.

Grant Thornton LLP
Chartered Accountants
Management Consultants
Canadian Member Firm of
Grant Thornton International










































                                                              Cactus Spina, Inc.
                                                 (A Development Stage Company)
                                                        Pro-forma Consolidated
                                                            Financial Statement
                                              Unaudited - See Compilation Report
                                                             September 30, 2000

Contents









                                                                       Page

Compilation Report                                                       F-13

Pro-forma Consolidated Balance Sheet                                     F-14

Notes to the Pro-forma Consolidated Financial Statement                  F-15

[GRAPHIC OMITTED]

Grant Thornton LLP
Chartered Accountants
Management Consultants
Canadian Member Firm of
Grant Thornton International











Compilation Report



To the Directors of
Cactus Spina, Inc.
(A Development Stage Company)



We have reviewed, as to compilation only, the accompanying pro-forma consolidated balance sheet of Cactus Spina, Inc. (A Development Stage Company) as at September 30, 2000 with respect to the proposed purchase of NoMatterWare Inc. by Cactus Spina, Inc. In our opinion, the pro-forma consolidated balance sheet as at September 30, 2000 has been properly compiled to give effect to the proposed operations described in the notes thereto.



                                            (Signed) "Grant Thornton LLP"


Calgary, Alberta
November 24, 2000                                        Chartered Accountants








Suite 2800
500 - 4 Avenue SW
Calgary, Alberta
T2P 2V6
Tel: (403) 260-2500
Fax: (403) 260-2571

Cactus Spina, Inc.
(A Development Stage Company)
Pro-forma Consolidated Balance Sheet
(Amounts expressed in U.S. Dollars)
Unaudited - See Compilation Report
September 30, 2000
--------------------------------------------------------------------------------
                                                                     Pro-forma
                             Cactus                                     Cactus
                             Spina,    NoMatterWare    Pro-forma        Spina,
                               Inc.            Inc.  Adjustments          Inc.
                               ----            ----  -----------          ----
Assets
Current
   Cash and cash
     equivalents            $          $      9,130              $      9,130
   Receivables                                8,226                     8,226
   Prepaids                                  31,988                    31,988
   Due from shareholders                     10,573                    10,573
                            --------   ------------              ------------

                                             59,917                    59,917
Investment in subsidiary           -              -          (3)            -
Property and equipment                       30,702                    30,702
Software license                            337,650                   337,650
                            --------   ------------              ------------

                            $      -   $    428,269              $    428,269
                            ========   ============              ============
--------------------------------------------------------------------------------
Liabilities
Current
   Payables and accruals    $          $    451,877               $   451,877
   Loans payable                            448,865                   448,865
                            --------   ------------               -----------

                                            900,742                   900,742
                            --------   ------------               -----------
Shareholders' Equity
   Capital stock               1,000        614,105          (3)      615,105
   Additional paid up capital  1,850              -                     1,850
   Deficit accumulated during
       the development stage  (2,850)    (1,103,399)         (3)   (1,106,249)
   Foreign exchange
       Adjustment                  -         16,821                    16,821
                            --------   ------------               -----------

                                   -       (472,473)                 (472,473)
                            --------   ------------               -----------

                            $      -   $    428,269               $   428,269
                            ========   ============               ===========



    See accompanying notes to the pro-forma consolidated financial statement.

Cactus Spina, Inc.
(A Development Stage Company)
Notes to the Pro-forma Consolidated Financial Statement
(Amounts expressed in U.S. Dollars)
Unaudited - See Compilation Report
September 30, 2000
--------------------------------------------------------------------------------
1.     Basis of presentation

The pro-forma consolidated balance sheet as at September 30, 2000 has been prepared from the unaudited balance sheets of Cactus Spina, Inc. and NoMatterWare Inc. as if the proposed business combination of the two companies as outlined in Note 3 had been effective as at September 30, 2000.

--------------------------------------------------------------------------------


2.     Pro-forma adjustments

The pro-forma consolidated balance sheet has been adjusted to:

(i) Consolidate the accounts of NoMatterWare Inc. in accordance with the presentation as outlined in Note 1.

--------------------------------------------------------------------------------


3.     Business combination

Pursuant to a plan and agreement of reorganization the corporation intends to acquire the issued and outstanding common shares of NoMatterWare Inc. consideration of the issuance of 5,280,582 common shares. As a result, the former shareholders of NoMatterWare Inc. will hold in excess of 50% of the voting shares of Cactus Spina, Inc.

The deemed acquisition of NoMatterWare Inc. is accounted for using the "pooling of interests". As a result, there has been no adjustment for the value of the investment in the subsidiary, capital stock or the deficit accumulated during the development stage for the purposes of this consolidated pro forma financial statement.

Grant Thornton LLP
Chartered Accountants
Management Consultants
Canadian Member Firm of
Grant Thornton International












































                                             NoMatterWare Inc.
                                             (Formerly, NoMatterWare South Inc.)
                                             (A Development Stage Company)
                                             Consolidated
                                             Financial Statements
                                             April 30, 2000

Contents






                                                                        Page
                                                                        ----
Auditors' Report                                                        F-18

Consolidated Statement of Operations and Stockholders' Deficiency       F-19

Consolidated Balance Sheet                                              F-20

Consolidated Statement of Cash Flows                                    F-21

Notes to the Consolidated Financial Statements                          F-22

Grant Thornton LLP
Chartered Accountants
Management Consultants
Canadian Member Firm of
Grant Thornton International


Auditors' Report


To the Shareholders of
NoMatterWare Inc.
(Formerly, NoMatterWare South Inc.)


We have audited the consolidated balance sheet of NoMatterWare Inc. (formerly, NoMatterWare South Inc.) as at April 30, 2000 and the consolidated statements of operations and stockholders' deficiency and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2000 and the results of its operations and cash flows for the year then ended in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no established sources of revenue and is dependent on its ability to secure financing. This raises uncertainty of its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                            (Signed) "Grant Thornton LLP"

Calgary, Alberta
June 14, 2000                                            Chartered Accountants




Suite 2800
500 - 4 Avenue S.W.
Calgary, Alberta
T2P 2V6
Tel: (403) 260-2500
Fax: (403) 260-2571

NoMatterWare Inc.
(Formerly, NoMatterWare South Inc.)
(A Development Stage Company)
Consolidated Statement of Operations
(Amounts are expressed in U.S. Dollars)
                                          Five Months
                                                Ended         Year Ended
                                        September 30,          April 30,
                                                 2000               2000
--------------------------------------------------------------------------------
                                          (Unaudited)
Revenue                                    $    3,699         $    8,399
                                           ----------         ----------
Expenses
Advertising                                    15,531             59,248
Depreciation                                    5,111              6,168
Consulting                                    184,741            373,297
Office                                         23,369             96,672
Professional fees                               2,932              5,253
Rent                                            8,738             26,987
Wages                                          59,675            247,775
                                           ----------         ----------
                                              300,097            815,400
                                           ----------         ----------
Net loss, being deficit, end of period     $ (296,398)        $ (807,001)
                                           ==========         ==========
Basic and fully diluted loss per share     $    (0.06)        $    (0.15)
                                           ==========         ==========
--------------------------------------------------------------------------------
Consolidated Statement of Stockholders' Deficiency
(Amounts are expressed in U.S. Dollars)
                                          Five Months
                                                Ended         Year Ended
                                        September 30,          April 30,
                                                 2000               2000
--------------------------------------------------------------------------------
                                          (Unaudited)

Deficit, beginning of period              $  (807,001)        $        -

Net loss                                     (296,398)          (807,001)
                                          -----------         ----------
Deficit, end of period                    $(1,103,399)        $ (807,001)
                                          ===========         ==========


--------------------------------------------------------------------------------

        See accompanying notes to the consolidated financial statements.

--------------------------------------------------------------------------------

NoMatterWare Inc.
(Formerly, NoMatterWare South Inc.)
(A Development Stage Company)
Consolidated Balance Sheet
(Amounts are expressed in U.S. Dollars)

                                                September 30,        April 30,
                                                         2000             2000
--------------------------------------------------------------------------------
                                                  (Unaudited)
Assets
Current
Cash and cash equivalents                        $     9,130          $   9,474
Receivables                                            8,226              7,398
Prepaids                                              31,988                  -
Due from shareholders (Note 3)                        10,573             10,532
                                                 -----------          ---------
                                                      59,917             27,404

Property and equipment (Note 4)                       30,702             35,926
Software license                                     337,650            337,650
                                                 -----------          ---------
                                                 $   428,269          $ 400,980
                                                 ===========          =========
--------------------------------------------------------------------------------
Liabilities
Current
Payables and accruals                            $   451,877          $ 451,859
Loans payable (Note 5)                               448,865            135,734
                                                 -----------          ---------
                                                     900,742            587,593
                                                 -----------          ---------
Shareholders' Deficiency
Capital stock (Note 6)                               614,105            614,105
Deficit accumulated during the development stage  (1,103,399)          (807,001)
Foreign exchange adjustment                           16,821              6,283
                                                 -----------           --------
                                                    (472,473)          (186,613)
                                                 -----------          ---------
                                                 $   428,269          $ 400,980
                                                 ===========          =========

--------------------------------------------------------------------------------


On behalf of the Board
                     Director
--------------------

        See accompanying notes to the consolidated financial statements.


--------------------------------------------------------------------------------

NoMatterWare Inc.
(Formerly, NoMatterWare South Inc.)
(A Development Stage Company)
Consolidated Statement of Cash Flows
(Amounts are expressed in U.S. Dollars)

                                              Five Months
                                                    Ended           Year Ended
                                             September 30             April 30
                                                     2000                 2000
--------------------------------------------------------------------------------
                                              (Unaudited)

Increase (decrease) in cash and cash equivalents

Operating
  Net loss                                     $ (296,398)          $  (807,001)
  Depreciation and amortization                     5,111                 6,168
  Foreign currency translation adjustment          10,538                 6,283
                                               ----------           -----------
                                                 (280,749)             (794,550)
  Change in non-cash operating
   working capital (Note 7)                       (32,839)              433,929
                                               ----------           -----------
                                                 (313,588)             (360,621)
                                               ----------           -----------
 Financing
  Proceeds from long-term debt                    383,911               135,734
  Repayment of long-term debt                     (70,780)
  Proceeds from issue of common shares                  -               445,280
                                               ----------           -----------
                                                  313,131               581,014
                                               ----------           -----------
 Investing
  Proceeds (purchase) of property and equipment       113               (42,094)
  Purchase of software license                          -              (168,825)
                                               ----------           -----------
                                                      113              (210,919)
                                               ----------           -----------
Net increase in cash and cash equivalents            (344)                9,474

Cash and cash equivalents,

Beginning  of period                                9,474                     -
                                                ---------           -----------
End of period                                     $ 9,130               $ 9,474
                                                =========           ===========

--------------------------------------------------------------------------------


        See accompanying notes to the consolidated financial statements.


--------------------------------------------------------------------------------

NoMatterWare Inc.
(Formerly, NoMatterWare South Inc.)
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Amounts are expressed in U.S. Dollars)
(Information as at September 30, 2000 and for the Five Months Ended September 30, 2000 is unaudited)
--------------------------------------------------------------------------------

1. Nature of  operations

The Company was incorporated under the laws of the State of Nevada on June 30, 1998 with the name Travis Technologies Inc. The Company did not commence operating activities and was considered dormant.

On January 20, 2000, the Company acquired all of the issued and outstanding shares of NoMatterWare Inc. a company registered under the laws of the Province of Alberta, Canada, by issuing its shares for shares in NoMatterWare Inc. on a one-for-one basis. The Company immediately changed its name to NoMatterWare South Inc. Effective June 6, 2000, the Company changed its name to NoMatterWare Inc.

This acquisition has been accounted for using the "pooling of interests" method and the results of NoMatterWare Inc.'s operations are included in this consolidation from the date of NoMatterWare Inc.'s incorporation, May 14, 1999.

The Company has purchased certain development software as of September 30, 2000 that does not yet have an established market. The Company's ability to continue and discharge its liabilities in the normal course of operations depends upon securing adequate financing and achieving profitable operations

--------------------------------------------------------------------------------

2. Summary of significant accounting policies

This summary of accounting policies for NoMatterWare Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles in the United States and have been consistently applied in the preparation of the financial statements. Amounts are expressed in U.S. dollars.

Principles of consolidation

The consolidated financial statements include the accounts of all companies in which the Company has an interest, after the elimination of inter-company transactions and balances.

Earnings per share

Earnings per share is calculated based upon the weighted average number of shares outstanding during the year.


--------------------------------------------------------------------------------

NoMatterWare Inc.
(Formerly, NoMatterWare South Inc.)
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Amounts are expressed in U.S. Dollars)
(Information as at September 30, 2000 and for the Five Months Ended September 30, 2000 is unaudited)
--------------------------------------------------------------------------------

2. Summary of significant accounting policies (Continued)

Cash and cash  equivalents

For the purposes of the statement of cash flows, the Company considers all cash on hand and cash on deposit with banks and held in trust by lawyers, without restrictions to be cash and cash equivalents.

Use of estimates

The preparation of the financial statements in accordance with generally accepted principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ and affect the results reported in these consolidated financial statements.

Financial instruments

The Company has estimated the value of its financial instruments, which include receivables, payables and loans payable. The Company used valuation methodologies and market information available as at year end and has determined that the carrying amounts of such financial instruments approximate fair market value in all cases.

Depreciation

Depreciation is provided over the estimated useful lives of the property and equipment using the following methods and annual rates:

   Furniture and equipment                30% declining  balance
   Computer  hardware                     30% declining balance
   Leasehold improvements                 5 years, straight-line

Amortization of intangibles

The software license purchased by NoMatterWare will be amortized upon the Company commencing operations using the software application.




--------------------------------------------------------------------------------

NoMatterWare Inc.
(Formerly, NoMatterWare South Inc.)
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Amounts are expressed in U.S. Dollars)
(Information as at September 30, 2000 and for the Five Months Ended September 30, 2000 is unaudited)
--------------------------------------------------------------------------------

2. Summary of significant accounting policies (Continued)

Translation  of  foreign  currencies

All of the assets and liabilities of self-sustaining subsidiaries are translated at the year end rate of exchange. Revenue and expenses are translated at the average rate of exchange for the year. The translation adjustment is included in the shareholders' equity on the consolidated balance sheet under the caption "Foreign exchange adjustment".

--------------------------------------------------------------------------------

3.   Due from  shareholder

An advance of $10,573 (April 30, 2000 - $10,532) has been made to one of the officers of the Company, who is also a shareholder in the Company. These advances are non-interest bearing and have no set terms of repayment. As such, they have been included in current assets

--------------------------------------------------------------------------------

4. Property and equipment

                                             September 30, 2000  April 30, 2000
                              ---------------------------------  --------------
                                         Accumulated   Net Book        Net Book
                                  Cost  Depreciation      Value           Value
                                  ----  ------------   --------           -----
Furniture and fixtures        $ 21,945       $ 6,035   $ 15,910      $   18,907
Computers                       16,163         4,379     11,784          13,659
Leasehold  improvements          3,683           675      3,008           3,360
                              --------  ------------   --------      ----------
                              $ 41,500       $11,089   $ 30,702      $   35,926
                              ========  ============   ========      ==========











--------------------------------------------------------------------------------

NoMatterWare Inc.
(Formerly, NoMatterWare South Inc.)
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Amounts are expressed in U.S. Dollars)
(Information as at September 30, 2000 and for the Five Months Ended September 30, 2000 is unaudited)
--------------------------------------------------------------------------------

5. Loans payable

Operating deficit has been partially financed by advances of $423,191 (April 30, 2000 - $135,734) from a Company that is controlled by the President of the Company. The loan is non-interest bearing and unsecured. The terms of the loan call for it to be repaid in twelve equal monthly instalments, commencing upon financing arrangements being finalized. As such, the entire balance has been included in current liabilities.

Promissory note, non-interest bearing in the amount of $25,674, twenty-four monthly instalments are to commence upon approval of its regulatory registration statement.

--------------------------------------------------------------------------------

6. Capital  stock

Authorized:

   The Company is authorized to issue 10,000,000 common shares with a par value of $0.001.

                               September 30, 2000                April 30, 2000
                            ---------------------    ---------------------------
                            Number of                Number of
                               Shares       Value       Shares         Value
                               ------       -----       ------         -----
Issued:
Balance, beginning of
period                      5,280,572   $ 614,105            -      $      -
Shares issued for
acquisition of
NoMatterWare Inc.,
an Alberta company                  -           -    5,280,592       614,105
                            ---------   ---------    ---------     ---------
Balance, end of period      5,280,572   $ 614,105    5,280,592     $ 614,105
                            =========   =========    =========     =========








--------------------------------------------------------------------------------

NoMatterWare Inc.
(Formerly, NoMatterWare South Inc.)
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Amounts are expressed in U.S. Dollars)
(Information as at September 30, 2000 and for the Five Months Ended September 30, 2000 is unaudited)
--------------------------------------------------------------------------------

7. Change in non-cash operating working capital

                                            September 30,           April 30
                                                     2000               2000
                                                     ----               ----

Receivables                                      $   (828)          $ (7,398)
Prepaids                                          (31,988)                 -
Due from shareholders                                 (41)           (10,532)
Payables                                               18            451,859
                                                 --------           --------
                                                 $(32,839)          $433,929
                                                 ========           ========

--------------------------------------------------------------------------------

8. Related party transactions

On May 14, 1999, the Company purchased development software from a private company controlled by the President for $337,650 consisting of cash of $168,825 and 167,000 common shares at an ascribed value of $168,825.

As part of this purchase the Company has entered into agreement to pay maintenance fees in the amount of $18,250 plus $10 per month for each customer hosted on the related company's server. During the period the Company paid $94,500 (April 30, 2000 - $227,100) in maintenance fees which is included in consulting fees and at September 30,2000 the amount of $382,496 (April 30, 2000
- $311,781), relating to the purchase of the software license and maintenance fees is owing to the related party which is included in accounts payable.














--------------------------------------------------------------------------------

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Officers and Directors

Section 78.751 of the Nevada General Corporation Law allows domestic corporations such as Cactus to indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of any corporation, partnership, joint venture, trust, or other enterprise. Cactus' Bylaws provide that such persons shall be indemnified and held harmless to the fullest extent permitted by Nevada law.

Nevada law permits domestic corporations such as Cactus to advance expenses in connection with defending any such proceedings, provided that the person being indemnified undertakes to repay any such advances if it is later determined that he was not entitled to be indemnified by the corporation. Cactus' Bylaws require that Cactus advance such funds upon receipt of such an undertaking with respect to repayment.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Cactus pursuant to the foregoing provisions or otherwise, Cactus has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such act, and is therefore unenforceable.

Item 21.  Exhibits and Financial Statement Schedules

(a)

 Exhibits   Description
---------- ---------------------------------------------------------------------

     2.1 Agreement and Plan of Merger, dated as of April 1, 2000, between Cactus Spina, Inc., and NoMatterWare, Inc. (included as Appendix A to the Proxy Statement-Prospectus forming a part of this Registration Statement and incorporated herein by reference)

     3.1  Articles of Incorporation of Cactus Spina, Inc.

     3.2  Bylaws of Cactus Spina, Inc.

     4.1 Text of Common stock Certificate for Cactus Spina, Inc. (renamed NoMatterWare, Inc.)

     5.1 Opinion of William B. Barnett, Esq., as to the legality of the shares of Cactus Spina, Inc.

     23.1 Consent of Grant Thornton LLP

     23.2 Consent of William B. Barnett, Esq. (included as part of his opinion filed as Exhibit 5.1)

     23.3 Consent of Michael A. Segelstein, CPA


(b)  Financial Statement Schedules

Item 22.  Undertakings

Cactus hereby undertakes:

1. to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4 under the Securities Act of 1933, within one business day of receipt of any such request, and to send the incorporated documents by first-class mail or other equally prompt means, including information contained in documents filed after the effective date of the registration statement through the date of responding to such request.

2. to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective; and

3. insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Cactus pursuant to the provisions described in Item 20 above, or otherwise, Cactus has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by Cactus of expenses incurred or paid by a director, officer, or controlling person of cactus in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Cactus will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.















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
                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Cactus had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on the 26 day of January, 2001.

                               Cactus Spina, Inc.


                                   By:  /s/ JIM PITOCHELLI
                                            ------------------------------------
                                            Jim Pitochelli
                                            Chief Executive Officer and Chairman


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                          Title                      Date
----------------------- -----------------------------------   ---------------
/s/ JIM PITOCHELLI      Chairman, Chief Executive Officer,    January 26, 2001
------------------        Chief Financial Officer, Director
    Jim Pitochelli

/s/ JIM PITOCHELLI      Secretary, Director                   January 26, 2001
------------------
    Jim Pitochelli


























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
                                  EXHIBIT INDEX


 Exhibits   Description

---------- ---------------------------------------------------------------------

     2.1 Agreement and Plan of Merger, dated as of April 1, 2000, between Cactus Spina, Inc., and NoMatterWare, Inc. (included as Appendix A to the Proxy Statement-Prospectus forming a part of this Registration Statement and incorporated herein by reference)

     3.1  Articles of Incorporation of Cactus Spina, Inc.

     3.2  Bylaws of Cactus Spina, Inc.

     4.1 Text of Common stock Certificate for Cactus Spina, Inc. (renamed NoMatterWare, Inc.)

     5.1 Opinion of William B. Barnett, Esq., as to the legality of the shares of Cactus Spina, Inc.

     23.1 Consent of Grant Thornton LLP

     23.2 Consent of William B. Barnett, Esq. (included as part of his opinion filed as Exhibit 5.1)

     23.3 Consent of Michael A. Segelstein, CPA





























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